Filed Pursuant to Rule 424(b)(5)
Registration No. 333-287186

PROSPECTUS SUPPLEMENT

(To Prospectus dated May 19, 2025)

Up to $1,678,301

Oxbridge Re Holdings Limited

Ordinary Shares

We have entered into an At-the-Market Sales Agreement (the “Sales Agreement”) with Chardan Capital Markets LLC (“Chardan” or the “Sales Agent”), dated June 22, 2026, relating to the sale of the ordinary shares offered by this prospectus supplement and the accompanying prospectus. In accordance with the terms of the Sales Agreement, under this prospectus supplement and the accompanying prospectus, we may offer and sell ordinary shares having an aggregate offering price of up to $1,678,301 from time to time through the Sales Agent, acting as our sales agent.

Sales of our ordinary shares, if any, under this prospectus supplement and the accompanying prospectus may be made by any method permitted that is deemed an “at the market offering” as defined in Rule 415 promulgated under the Securities Act of 1933, as amended (the “Securities Act”). If we and the Sales Agent agree on any method of distribution other than sales of our ordinary shares into The Nasdaq Capital Market or another existing trading market in the United States at market prices, we will file a further prospectus supplement providing all information about such offering as required by Rule 424(b) under the Securities Act. The Sales Agent is not required to sell any specific number or dollar amount of ordinary shares, but will act as our sales agent using commercially reasonable efforts consistent with its normal trading and sales practices. There is no arrangement for funds to be received in any escrow, trust or similar arrangement.

The Sales Agent will be entitled to a commission equal to 3.0% of the gross sales price per share sold under the Sales Agreement. The amount of proceeds we will receive from this offering, if any, will depend on the actual number of ordinary shares sold and the market price at which such ordinary shares are sold. Because there is no minimum offering amount required as a condition to close this offering, the actual total public offering amount, commissions and proceeds to us, if any, are not determinable at this time.

In connection with the sale of ordinary shares on our behalf, the Sales Agent will be deemed to be an “underwriter” within the meaning of the Securities Act and the compensation of the Sales Agent will be deemed to be underwriting commissions or discounts. We have also agreed to provide indemnification and contribution to the Sales Agent with respect to certain liabilities, including liabilities under the Securities Act.

Our ordinary shares are listed on The Nasdaq Capital Market under the symbol “OXBR.” On June 17, 2026, the last reported sale price of our ordinary shares on The Nasdaq Capital Market was $1.03 per share.

The aggregate market value of our outstanding ordinary shares held by non-affiliates pursuant to General Instruction I.B.6 of Form S-3 was approximately $7,446,329, which was calculated based on 8,101,374 ordinary shares outstanding as of June 19, 2026, of which 871,928 shares were held by affiliates, and a price of $1.03 per share, which was the closing price of our ordinary shares on the Nasdaq Capital Market on June 17, 2026. Pursuant to General Instruction I.B.6 of Form S-3, in no event will we sell securities in a public primary offering with a value exceeding more than one-third of our public float in any 12-month period so long as our public float remains below $75,000,000. We have sold approximately $803,810 of securities pursuant to General Instruction I.B.6 of Form S-3 during the 12 calendar months prior to and including the date of this prospectus supplement.

Investing in our ordinary shares involves a high degree of risk. You should read this prospectus supplement and the accompanying prospectus carefully before you make your investment decision. See “Risk Factors” beginning on page S-4 of this prospectus supplement, as well as the documents we file with the Securities and Exchange Commission that are incorporated by reference in this prospectus supplement and in the accompanying prospectus, including our most recent Annual Report on Form 10-K, our most recent Quarterly Report on Form 10-Q, and any subsequently filed Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, for more information.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

Chardan Capital Markets LLC

The date of this prospectus supplement is June 22, 2026.

Table Of Contents

Prospectus Supplement

Prospectus

We are offering to sell, and are seeking offers to buy, the securities only in jurisdictions where such offers and sales are permitted. The distribution of this prospectus supplement and the accompanying prospectus and the offering of the securities in certain jurisdictions may be restricted by law. Persons outside the United States who come into possession of this prospectus supplement and the accompanying prospectus must inform themselves about and observe any restrictions relating to the offering of the securities and the distribution of this prospectus supplement and the accompanying prospectus outside the United States. This prospectus supplement and the accompanying prospectus do not constitute, and may not be used in connection with, an offer to sell, or a solicitation of an offer to buy, any securities offered by this prospectus supplement and the accompanying prospectus to or by any person in any jurisdiction in which it is unlawful for such person to make such an offer or solicitation.

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About This Prospectus Supplement and Prospectus

This prospectus supplement and the accompanying prospectus are part of a registration statement on Form S-3 (File No. 333-287186) that we filed with the Securities and Exchange Commission (“SEC”) and that was declared effective by the SEC on May 19, 2025. Under this shelf registration process, we may, from time to time, offer and sell ordinary shares, including in this offering.

This document is in two parts. The first part consists of this prospectus supplement, which describes the terms of this offering of ordinary shares and also adds, updates and changes information contained in the accompanying prospectus and the documents incorporated herein by reference. The second part is the accompanying prospectus, which provides more general information about our ordinary shares and other securities that do not pertain to this offering of ordinary shares. If information in this prospectus supplement is inconsistent with the accompanying prospectus, you should rely on the information in this prospectus supplement. To the extent there is a conflict between the information contained in this prospectus supplement, on the one hand, and the information contained in any document incorporated by reference in this prospectus supplement, on the other hand, you should rely on the information in this prospectus supplement. If any statement in one of these documents is inconsistent with a statement in another document having a later date—for example, a document incorporated by reference into this prospectus supplement—the statement in the document having the later date modifies or supersedes the earlier statement.

You should rely only on the information contained in, or incorporated by reference into this prospectus supplement and in any free writing prospectus that we may authorize for use in connection with this offering. We have not, and the Sales Agent has not, authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not, and the Sales Agent is not, making an offer to sell or soliciting an offer to buy our securities in any jurisdiction in which an offer or solicitation is not authorized or in which the person making that offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make an offer or solicitation. You should assume that the information appearing in this prospectus supplement, the documents incorporated by reference into this prospectus supplement, and in any free writing prospectus that we may authorize for use in connection with this offering, is accurate only as of the date of those respective documents. Our business, financial condition, results of operations and prospects may have changed since those dates. You should read this prospectus supplement, the documents incorporated by reference into this prospectus supplement, and any free writing prospectus that we may authorize for use in connection with this offering, in their entirety before making an investment decision. You should also read and consider the information in the documents to which we have referred you in the sections of this prospectus supplement entitled “Where You Can Find More Information” and “Incorporation of Documents by Reference.”

We are offering to sell, and seeking offers to buy, ordinary shares only in jurisdictions where offers and sales are permitted. The distribution of this prospectus supplement and the offering of the ordinary shares in certain jurisdictions may be restricted by law. Persons outside the United States who come into possession of this prospectus supplement must inform themselves about, and observe any restrictions relating to, the offering of the ordinary shares and the distribution of this prospectus supplement outside the United States. This prospectus supplement does not constitute, and may not be used in connection with, an offer to sell, or a solicitation of an offer to buy, any securities offered by this prospectus supplement by any person in any jurisdiction in which it is unlawful for such person to make such an offer or solicitation.

References in this prospectus supplement and the accompanying prospectus to “we,” “us,” “our,” “our company,” “the Company,” or “Oxbridge” refer to Oxbridge RE Holdings Limited and its subsidiaries, SurancePlus Holdings Ltd., SurancePlus Inc., Oxbridge Re NS, AI Gridworks Ltd. (f/k/a DSN Blockchain Technologies Ltd.), AI GridWorks Services LLC and Oxbridge Reinsurance Limited.

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Cautionary Statement Regarding Forward-Looking Statements

This prospectus supplement and the accompanying prospectus, the documents incorporated by reference herein and therein, and any related free writing prospectuses issued by us contain forward-looking statements intended to qualify for the safe harbor from liability established by the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). All statements, other than statements of historical fact, included or incorporated by reference in this prospectus supplement, the accompanying prospectus and/or any related free writing prospectuses, including, without limitation, estimates, projections, outlook, guidance, statements relating to our business plans, strategy, objectives, expected operating results and future financial position, and the assumptions upon which those statements are based, are forward-looking statements. These forward-looking statements generally are identified by the words “believe,” “project,” “expect,” “anticipate,” “estimate,” “forecast,” “outlook,” “intend,” “strategy,” “plan,” “may,” “should,” “will,” “would,” “will be,” “will continue,” “will likely result” or the negative thereof or variations thereon or similar terminology generally intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words.

Forward-looking statements should not be read as a guarantee of future performance or results, and will not necessarily be accurate indications of the times at, or by, which such performance or results will be achieved. Forward-looking statements are based on information available at the time those statements are made or management’s good faith belief as of that time with respect to future events, and are subject to risks and uncertainties that could cause actual performance or results to differ materially from those expressed in or suggested by the forward-looking statements. Important factors that could cause such differences include, but are not limited to, factors discussed under the headings “Risk Factors,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” and “Business” in the most recent Annual Report on Form 10-K, as may be revised or supplemented by our subsequent Quarterly Reports on Form 10-Q or Current Reports on Form 8-K, each of which are on file with the SEC and incorporated by reference.

Forward-looking statements involve estimates, assumptions, known and unknown risks, uncertainties and other factors that could cause actual results to differ materially from any future results, performances, or achievements expressed or implied by the forward-looking statements. These risks include, but are not limited to, those listed below and those discussed in greater detail under the heading “Risk Factors” below:

●	We will need additional capital in the future in order to grow and operate our business. Such capital may not be available to us or may not be available to us on favorable terms. Furthermore, our raising additional capital could dilute your ownership interest in our company.

●	Our results of operations will fluctuate from period to period and may not be indicative of our long-term prospects.

●	Our tokenization business operations are at an early stage of development and have a limited operating history, and our strategy of developing a Web3-focused tokenization business may not be successful.

●	Developing a Web3.0-focused business around the tokenization of RWAs involves significant risks.

●	Failure to become rated by A.M. Best, or receipt of a negative rating, could significantly and negatively affect our ability to grow.

●	Established competitors with greater resources may make it difficult for us to effectively market our products or offer our products at a profit.

●	If actual renewals of our existing contracts do not meet expectations, our premiums assumed in future years and our future results of operations could be materially adversely affected.

●	Reputation is an important factor in the reinsurance industry, and our lack of an established reputation may make it difficult for us to attract or retain business.

S-iii

●	If our losses and loss adjustment expenses greatly exceed our loss reserves, our financial condition may be significantly and negatively affected.

●	The property and casualty reinsurance market may be affected by cyclical trends and over-supply.

●	Our property and property catastrophe reinsurance operations will make us vulnerable to losses from catastrophes and may cause our results of operations to vary significantly from period to period.

●	We could face unanticipated losses from war, terrorism, and political unrest, and these or other unanticipated losses could have a material adverse effect on our financial condition and results of operations.

●	We depend on our clients’ evaluations of the risks associated with their insurance underwriting, which may subject us to reinsurance losses.

●	Changing climate conditions may adversely affect our financial condition, profitability or cash flows.

●	Operational risks, including human or systems failures, are inherent in our business.

●	The effect of emerging claim and coverage issues on our business is uncertain.

●	We are required to maintain sufficient collateral accounts, which could significantly and negatively affect our ability to implement our business strategy.

●	The inability to obtain business provided from brokers could adversely affect our business strategy and results of operations.

●	The involvement of reinsurance brokers may subject us to their credit risk.

●	Our use of fair value accounting of our significant investment in Jet.AI Inc. could result in income statement volatility, which in turn, could cause significant market price and trading volume fluctuations for our securities

●	U.S. and global economic downturns could harm our business, our liquidity and financial condition and the price of our securities.

●	Our ability to implement our business strategy could be delayed or adversely affected by Cayman Islands employment restrictions.

●	Security breaches and other disruptions could compromise our information and expose us to liability, which would cause our business and reputation to suffer.

●	If we lose or are unable to retain our senior management and other key personnel and are unable to attract qualified personnel, our ability to implement our business strategy could be delayed or hindered, which, in turn, could significantly and negatively affect our business.

●	There are differences under Cayman Islands corporate law and Delaware corporate law with respect to interested party transactions which may benefit certain of our shareholders at the expense of other shareholders.

●	Any suspension or revocation of our reinsurance license would materially impact our ability to do business and implement our business strategy.

●	Our reinsurance subsidiaries are subject to minimum capital and surplus requirements, and our failure to meet these requirements could subject us to regulatory action.

S-iv

●	As a holding company, we will depend on the ability of our subsidiaries to pay dividends.

●	We may be subject to the risk of possibly becoming an investment company under U.S. federal securities law.

●	Insurance regulations to which we are, or may become, subject, and potential changes thereto, could have a significant and negative effect on our business.

●	We will likely be exposed to credit risk due to the possibility that counterparties may default on their obligations to us.

●	Provisions of our Fourth Amended and Restated Memorandum and Articles of Association (“Articles”) could adversely affect the value of our securities.

●	Provisions of the Companies Act could prevent a merger or takeover of our company.

●	Holders of our securities may have difficulty obtaining or enforcing a judgment against us, and they may face difficulties in protecting their interests because we are incorporated under Cayman Islands law.

●	Provisions of our Articles may reallocate the voting power of our ordinary shares.

●	We do not currently have an effective registration statement registering the issuance of the shares underlying our publicly traded warrants, and therefore you may not be able to exercise the warrants in a cash exercise.

●	We may become subject to taxation in the Cayman Islands which would negatively affect our results.

●	We may be subject to United States federal income taxation.

●	We may be treated as a PFIC, in which case a U.S. holder of our ordinary shares should be subject to disadvantageous rules under U.S. federal income tax laws. We may be treated as a CFC and may be subject to the rules for related person insurance income, and in either case this may subject a U.S. holder of our ordinary shares to disadvantageous rules under U.S. federal income tax laws.

●	United States tax-exempt organizations who own ordinary shares may recognize unrelated business taxable income.

●	Changes in United States tax laws may be retroactive and could subject us, and/or United States persons who own ordinary shares to United States income taxation on our undistributed earnings.

●	We do not intend to resume paying cash dividends in the foreseeable future.

●	Outages, computer viruses and similar events could disrupt our operations.

●	Increased Information Technology (“IT”) security threats and more sophisticated computer crime could pose a risk to our systems, networks, and services.

●	Increased scrutiny by and changing expectations from investors, employees, and other stakeholders regarding our environmental, social, and governance (“ESG”) practices and reporting could cause us to incur additional costs and adversely impact our reputation, tenant and employee acquisition and retention, and access to capital; and

●	other factors that may affect us, most of which are beyond our control.

Additional risks and uncertainties not currently known to us or that we currently deem to be immaterial also may materially adversely affect our business, financial condition or operating results.

The forward-looking statements speak only as of the date on which they are made, and, except as required by law, we undertake no obligation to update any forward-looking statement to reflect events or circumstances after the date on which the statement is made or to reflect the occurrence of unanticipated events. In addition, we cannot assess the impact of each factor on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements. Consequently, you should not place undue reliance on forward-looking statements.

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Prospectus Supplement Summary

The following summary highlights basic information about our Company and this offering. This summary provides an overview of selected information and does not contain all of the information you should consider before buying our ordinary shares. Therefore, you should read the entire prospectus supplement and the accompanying prospectus carefully, including the information in our filings with the SEC incorporated by reference herein and therein, before deciding to invest in our ordinary shares. Investors should carefully consider the information set forth under “Risk Factors” beginning on page S-4 of this prospectus supplement and page 15 of the accompanying prospectus and those risks identified in our most recent Annual Report on Form 10-K and any subsequent Quarterly Reports on Form 10-Q.

Our Business

We are a Cayman Islands specialty property and casualty reinsurer that provides reinsurance solutions through our reinsurance subsidiaries, Oxbridge Reinsurance Limited and Oxbridge Re NS. We focus on underwriting fully collateralized reinsurance contracts primarily for property and casualty insurance companies in the Gulf Coast region of the United States, with an emphasis on Florida. We specialize in underwriting medium frequency, high severity risks, where we believe sufficient data exists to analyze effectively the risk/return profile of reinsurance contracts. Oxbridge Re NS functions as a reinsurance sidecar which increases the underwriting capacity of Oxbridge Reinsurance Limited. Oxbridge Re NS issues participating notes to third party investors, the proceeds of which are utilized to collateralize Oxbridge Reinsurance Limited’s reinsurance obligations.

In addition to our historical reinsurance business operations, in 2023, our subsidiary SurancePlus developing, offering, and selling a tokenized reinsurance security representing fractionalized interests in reinsurance contracts, with each token representing an interest in participating notes issued by Oxbridge Re NS. These efforts culminated in the development, launch, and issuance of our first tokenized reinsurance security, the DeltaCat Re Token, which we believe is the first “on-chain” reinsurance security of its kind to be developed by a subsidiary of a public company. Following the issuance of the DeltaCat Re Token in 2023, we issued EpsilonCat Re token in 2025, launched ZetaCat Re and EtaCat Re in 2025, and intend to develop, launch, and issue additional series of tokenized reinsurance securities representing fractional interests in reinsurance contracts in the future.we developed, launched, and issued additional series of tokenized reinsurance securities representing fractional interests in reinsurance contracts, and we are also using our tokenization experience and activities as a foundation for developing Web3-focused business offerings and products relating to the tokenization of other real-world assets (RWAs), including RWAs held or being acquired by third parties. Our tokenization business is conducted through SurancePlus and through other subsidiaries of our subsidiary, SurancePlus Holdings Ltd. (“SurancePlus Holdings”), a Cayman Islands exempted company that we have organized to serve as a holding company for subsidiaries that will operate our developing Web3-focused business operations.

Through our subsidiaries AI GridWorks Ltd., a Cayman Islands exempted company, and AI GridWorks Services LLC, a Delaware corporation, we are also exploring various opportunities to diversify our business into the AI data center industry, including the potential tokenization of AI data center revenue streams, the potential partnering with third parties to develop, own, and manage AI data center sites and equipment, and other businesses opportunities ancillary to the data center industry.

In our historical reinsurance business operations, we underwrite reinsurance contracts on a selective and opportunistic basis as opportunities arise based on our goal of achieving favorable long-term returns on equity for our shareholders. Our goal is to achieve long-term growth in book value per share by writing business that generates attractive underwriting profits relative to the risk we bear. Additionally, we intend to complement our underwriting profits with investment profits on an opportunistic basis. Our underwriting business focus is on fully collateralized reinsurance contracts for property catastrophes, primarily in the Gulf Coast region of the United States. Within that market and risk category, we attempt to select the most economically attractive opportunities across a variety of property and casualty insurers. As we attempt to grow our capital base, we expect that we will consider further growth opportunities in other geographic areas and risk categories.

S-1

Our level of profitability is primarily determined by how adequately our premiums assumed and investment income cover our costs and expenses, which consist primarily of acquisition costs and other underwriting expenses, claim payments and general and administrative expenses. One factor leading to variation in our operational results is the timing and magnitude of any follow-on offerings we undertake (if any), as we are able to deploy new capital to collateralize new reinsurance treaties and consequently, earn additional premium revenue. In addition, our results of operations may be seasonal in that hurricanes and other tropical storms typically occur during the period from June 1 through November 30. Further, our results of operations may be subject to significant variations due to factors affecting the property and casualty insurance industry in general, which include competition, legislation, regulation, general economic conditions, judicial trends, and fluctuations in interest rates and other changes in the investment environment.

Because we employ an opportunistic underwriting and investment philosophy, period-to-period comparisons of our underwriting results may not be meaningful. In addition, our historical investment results may not necessarily be indicative of future performance. Due to the nature of our reinsurance and investment strategies, our operating results will likely fluctuate from period to period.

Compared to most of our competitors, we are small and have low overhead expenses. We believe that our expense efficiency, agility and existing relationships support our competitive position and allows us to profitably participate in lines of business that fit within our strategy. Over time we expect our expense advantage to erode as the industry acts to reduce frictional costs.

Available Information

Our website is located at www.oxbridgere.com. Copies of our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, and amendments to these reports filed or furnished pursuant to Section 13(a) or 15(d) of the Exchange Act are available, free of change, on our website as soon as reasonably practicable after we file such material electronically with or furnish it to the Securities and Exchange Commission (the “SEC”). The SEC also maintains a website that contains our SEC filings. The address of the SEC’s website is www.sec.gov.

Corporate and Other Information

Oxbridge Re Holdings Limited (the “Company”) was incorporated as an exempted company on April 4, 2013 under the laws of the Cayman Islands. The Company directly owns 100% of the equity interest in Oxbridge Reinsurance Limited, an exempted company incorporated on April 23, 2013 under the laws of the Cayman Islands and for which a Class “C” Insurer’s license was granted on April 29, 2013 under the provisions of the Cayman Islands Insurance Act (As Revised). The Company also indirectly owns 80% of the equity interest in Oxbridge Re NS, an entity incorporated as an exempted company on December 22, 2017 under the laws of the Cayman Islands to function as a reinsurance sidecar facility and to increase the underwriting capacity of Oxbridge Reinsurance Limited. The Company also indirectly owns 80% of the equity interest in SurancePlus Inc. (“SurancePlus”), an entity incorporated as a business company on December 19, 2022 under the laws of the British Virgin Islands to issue digital securities. The Company and its subsidiaries (collectively “Oxbridge Re”) businesses are as follows: SurancePlus is a Web3-focused subsidiary that currently leverages blockchain technology to democratize access to high-return reinsurance contracts via digital securities; Oxbridge Reinsurance Limited is a licensed reinsurance subsidiary that provides reinsurance business solutions primarily to property and casualty insurers in the Gulf Coast region of the United States; and Oxbridge Re NS is a licensed reinsurance SPV/side car that provides third-party investors with access to reinsurance contracts with returns uncorrelated to the financial markets. The Company operates as a single business segment through its subsidiaries. The Company’s headquarters and principal executive offices are located at Suite 201, 42 Edward Street, George Town, Grand Cayman, Cayman Islands, and have their registered offices at P.O. Box 309, Ugland House, Grand Cayman, Cayman Islands. Our website is located at www.oxbridgere.com. Information contained on our website is not incorporated by reference into this prospectus, and such information should not be considered to be part of this prospectus.

The Company’s ordinary shares and warrants are listed on The NASDAQ Capital Market under the symbols “OXBR” and “OXBRW,” respectively.

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The Offering

Ordinary shares offered pursuant to this prospectus supplement	Ordinary shares having an aggregate offering price of up to $1,678,301.

Manner of offering	“At the market offering” as defined in Rule 415(a)(4) that may be made from time to time on The Nasdaq Capital Market or other market for our ordinary shares in the United States through our Sales Agent. See the section entitled “Plan of Distribution” on page S-7 of this prospectus supplement.

Use of proceeds	We intend to use the net proceeds from this offering for general corporate purposes, including the funding of our reinsurance operations. See “Use of Proceeds” on page S-5 of this prospectus supplement for additional information.

Nasdaq Capital Market symbol	“OXBR”

Risk factors	See “Risk Factors” beginning on page S-4 of this prospectus supplement and the other information included in, or incorporated by reference into, this prospectus supplement and the accompanying prospectus for a discussion of certain factors you should carefully consider before deciding to invest in our ordinary shares, including the risk factors discussed in the sections entitled “Risk Factors” contained in our most recent Annual Report on Form 10-K, as may be amended, supplemented or superseded from time to time by other reports we file with the SEC.

Ordinary shares to be outstanding after this offering*	8,101,374 ordinary shares (assuming no exercise of any ordinary share warrants).

*The number of our ordinary shares that will be outstanding immediately after this offering as shown above is based on 8,101,374 shares outstanding as of April 6, 2026, and a total of 1,629,418 ordinary shares sold in this offering (assuming a sale price of $1.03 per share, which was the closing price of our ordinary shares on The Nasdaq Capital Market on June 17, 2026). The number of shares outstanding as of April 6, 2026 as used throughout this prospectus supplement, unless otherwise indicated, excludes:

●	390,313 ordinary shares issuable upon the exercise of options outstanding at a weighted average exercise price of $5.88 per share;

●	122,002 ordinary shares issuable upon the vesting of restricted stock awards with a weighted-average grant date fair value of $1.33 per share;

●	1,432,262 ordinary shares reserved for future issuance under our 2025 Omnibus Incentive Plan;

●	1,411,768 ordinary shares issuable upon exercise of 529,413 ordinary share Series A warrants and 882,355 ordinary shares Series B Warrants, each with an exercise price of $4.25 per share; and

●	8,230,700 of our ordinary shares reserved for issuance upon exercise of our outstanding warrants, with an exercise price of $7.50 per share.

S-3

Risk Factors

An investment in our ordinary shares involves a high degree of risk. Prior to making a decision about investing in our securities, you should carefully consider the specific risk factors discussed below as well as the risk factors discussed under the sections entitled “Summary of Risk Factors” and “Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended December 31, 2025 and our subsequent Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and other filings we make under the Exchange Act, each of which is incorporated by reference in this prospectus supplement in its entirety, together with all of the other information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus, the documents incorporated by reference herein and therein, and any related free writing prospectuses we may issue. The risks and uncertainties we have described are not the only ones we face. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also affect our operations. If any such risks actually occur, our business, financial condition, or results of operations could be materially and adversely affected. In such cases, the trading price of our ordinary shares could decline, and you may lose all or part of your investment.

Risks Related to this Offering

Management will have broad discretion as to the use of the proceeds from this offering, and we may use the proceeds in ways in which you and other shareholders may disagree.

We have not designated any amount of the net proceeds we will receive from this offering for any particular purpose. Accordingly, our management will have broad discretion as to the application of such net proceeds and could use them for purposes other than those contemplated at the time of this offering. Our shareholders may not agree with the manner in which our management chooses to allocate and spend such net proceeds. In addition, such proceeds could be applied in ways that do not improve our operating results or increase the value of your investment. Our failure to apply these funds effectively could have a material adverse effect on our business, delay the development and commercialization of our products and cause the price of our ordinary shares to decline.

Investors in this offering may suffer immediate and substantial dilution.

Because the price per ordinary share in this offering may be substantially higher than the net tangible book value per ordinary share, investors in this offering may suffer immediate and substantial dilution. The shares in this offering will be sold at market prices which may fluctuate substantially. Please refer to the section entitled “Dilution” below.

The actual number of shares we will issue in this offering under the Sales Agreement with the Sales Agent, at any one time or in total, is uncertain.

Subject to certain limitations set forth in the Sales Agreement with the Sales Agent and compliance with applicable law, we have the discretion to deliver issuance notices to the Sales Agent at any time throughout the term of the Sales Agreement. The number of shares that are sold by the Sales Agent, if any, after we deliver an issuance notice will fluctuate based on the market price of our ordinary shares during the period during which sales are made and the limits we set with the Sales Agent.

Sales of a substantial number of our ordinary shares in the public market could cause our stock price to fall.

We may issue and sell additional ordinary shares in the public markets, including during this offering. As a result, a substantial number of our ordinary shares may be sold in the public market. Sales of a substantial number of our ordinary shares in the public markets, including during this offering, or the perception that such sales could occur, could depress the market price of our ordinary shares and impair our ability to raise capital through the sale of additional equity securities.

You may experience future dilution as a result of future equity offerings or the exercise of our outstanding options or warrants.

In order to raise additional capital, we may in the future offer additional of our ordinary shares or other securities convertible into or exchangeable for our ordinary shares at prices that may not be the same as the price per share in this offering. We may sell our ordinary shares or other securities convertible into or exchangeable for our ordinary shares in any other offering at a price per share that is less than the price per share paid by investors in this offering, and investors purchasing our ordinary shares or other securities in the future could have rights superior to existing shareholders. The exercise of our outstanding options and warrants may adversely affect our stock price due to sales of a large number of our ordinary shares or the perception that such sales could occur. These factors also could make it more difficult to raise funds through future offerings of our securities, and could adversely impact the terms under which we could obtain additional equity capital. Exercise of outstanding options and warrants or any future issuance of additional ordinary shares or other equity securities, including but not limited to options, warrants or other derivative securities convertible into our ordinary shares, may result in significant dilution to our shareholders and may decrease our stock price.

The ordinary shares offered hereby will be sold in “at the market offerings,” and investors who buy shares at different times will likely pay different prices.

Investors who purchase shares in this offering at different times will likely pay different prices, and so may experience different outcomes in their investment results. We will have discretion, subject to market demand, to vary the timing, prices and numbers of shares sold, and the Sales Agreement does not specify any required minimum or maximum sales price. Investors may experience a decline in the value of their shares as a result of share sales made at prices lower than the prices they paid.

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Use of Proceeds

In accordance with the terms of the Sales Agreement, under this prospectus supplement and the accompanying prospectus, we may issue and sell our ordinary shares having an aggregate offering price of up to $1,678,301 from time to time through or to the Sales Agent.

The amount of proceeds we will receive from this offering, if any, will depend upon the actual number of our ordinary shares sold and the market price at which such shares are sold. Because there is no minimum offering amount required as a condition to close this offering, the actual total public offering amount, commissions and proceeds to us, if any, are not determinable at this time.

We intend to use the net proceeds from this offering for general corporate purposes, including the funding of our reinsurance operations.

Pending their use, we intend to invest the net proceeds to us from this offering in short-term, investment grade, interest bearing instruments or hold them as cash.

Our management will have broad discretion in the allocation of the net proceeds of this offering, and investors will be relying on the judgment of our management with regard to the use of these net proceeds.

S-5

Dilution

If you purchase any of the ordinary shares offered by this prospectus supplement, you may experience dilution to the extent of the difference between the offering price per share you pay in this offering and the adjusted net tangible book value per ordinary share immediately after this offering.

Our historical net tangible book value as of March 31, 2026 was approximately $6.02 million, or approximately $0.77 per outstanding ordinary share. “Net tangible book value” is total assets, minus intangible assets, minus total liabilities (including mezzanine equity). “Net tangible book value per share” is net tangible book value divided by the total number of shares outstanding.

The shares in this offering will be sold at market prices which may fluctuate substantially. For purposes of calculating dilution, we have assumed a sale price of $1.03 per share, which was the closing price of our stock on The Nasdaq Capital Market on June 17, 2026. However, since the shares may be sold at a variety of prices, these dilution numbers are merely an example of potential dilutive (or accretive) effect based on the assumed sales price.

After giving effect to adjustments relating to the offering and assuming the sale of the remaining 1,629,418 of our ordinary shares at an assumed offering price of $1.03 per share (the closing price of our ordinary shares on The Nasdaq Capital Market as of June 17, 2026), our adjusted net tangible book value on March 31, 2026 would have been approximately $7.70 million or $0.82 per share. The adjustments made to determine adjusted net tangible book value per share are the following:

●	An increase in total assets to reflect the net proceeds of the offering after deducting commissions and our estimated offering expenses; and

●	The addition of 1,629,418 shares offered by this prospectus supplement, assuming the offer and sale of $1,678,301 of our ordinary shares (based on the closing price of our ordinary shares on The Nasdaq Capital Market on June 17, 2026), to the number of shares outstanding.

The following table illustrates the increase in net tangible book value of $0.05 per share to existing shareholders and the immediate dilution of $0.21 per share (the difference between the assumed offering price per share and the adjusted net tangible book value per share) to new investors based on an assumed offering price of $1.03 per share:

Assumed public offering price per share	$1.03
Net tangible book value per share as of March 31, 2026		$0.77
Increase in net tangible book value per share attributable to the offering		$0.05
Adjusted net tangible book value per share as of March 31, 2026, after giving effect to the offering	$0.82
Dilution per share to new investors in the offering	$0.21

The foregoing table is based on 7,801,374 shares outstanding as of March 31, 2026. This number of shares excludes:

●	390,313 ordinary shares issuable upon the exercise of options outstanding at a weighted average exercise price of $5.88 per share;

●	122,002 ordinary shares issuable upon the vesting of restricted stock awards with a weighted-average grant date fair value of $1.35 per share;

●	1,432,262 ordinary shares reserved for future issuance under our 2025 Omnibus Incentive Plan;

●	1,411,768 ordinary shares issuable upon exercise of 529,413 ordinary share Series A warrants and 882,355 ordinary shares Series B Warrants, each with an exercise price of $4.25 per share; and

●	8,230,700 of our ordinary shares reserved for issuance upon exercise of our outstanding warrants, with an exercise price of $7.50 per share.

Each $0.50 increase in the assumed public offering price of $1.03 per share, which was the closing price of our ordinary shares on The Nasdaq Capital Market on June 17, 2026, would increase our as adjusted net tangible book value per share after this offering by an additional $0.13, which at an assumed offering price of $1.53 per share would result dilution to investors participating in this offering of $0.63, assuming that the dollar amount of ordinary shares offered by us, as set forth on the cover page of this prospectus, remains the same, and after deducting estimated underwriting discounts and commissions and estimated offering expenses payable by us. On the other hand, each $0.50 decrease in the assumed public offering price of $1.03 per share would decrease our as adjusted net tangible book value per share after this offering by an additional $0.04, which at an assumed offering price of $0.53 would result in an increase per share to investors participating in this offering of $0.20 per share, respectively, assuming that the number of ordinary shares offered by us, as set forth on the cover page of this prospectus, remains the same, and after deducting estimated underwriting discounts and commissions and estimated offering expenses payable by us.

To the extent that outstanding warrants or options are exercised, you will experience further dilution. In addition, we may choose to raise additional capital due to market conditions or strategic considerations, even if we believe that we have sufficient funds for our current or future operating plans. To the extent that additional capital is raised through the sale of equity or convertible debt securities, the issuance of these securities could result in further dilution to our shareholders.

S-6

Plan of Distribution

We have entered into the Sales Agreement with Chardan as the Sales Agent, under which we may issue and sell shares of our ordinary shares, through the Sales Agent, having an aggregate gross sales price of up to $1,678,301 from time to time.

Sales of our ordinary shares, if any, under this prospectus supplement and the accompanying prospectus may be made by any method that is deemed an “at the market offering” as defined in Rule 415 promulgated under the Securities Act. We may instruct the Sales Agent not to sell ordinary shares if the sales cannot be effected at or above the price designated by us from time to time. We or the Sales Agent may suspend the offering of ordinary shares upon notice and subject to other conditions.

The Sales Agent will offer our ordinary shares subject to the terms and conditions of the Sales Agreement as agreed upon by us and the Sales Agent. Each time we wish to issue and sell ordinary shares under the Sales Agreement, we will notify the Sales Agent of the number or dollar value of shares to be issued, the time period during which such sales are requested to be made, any limitation on the number of shares that may be sold in one day, any minimum price below which sales may not be made and other sales parameters as we deem appropriate. Once we have so instructed the Sales Agent, unless the Sales Agent declines to accept the terms of the notice, the Sales Agent has agreed to use its commercially reasonable efforts consistent with its normal trading and sales practices to sell such shares up to the amount specified on such terms. The obligations of the Sales Agent under the Sales Agreement to sell our ordinary shares are subject to a number of conditions that we must meet.

We will pay the Sales Agent a commission for its services in acting as agent in the sale of ordinary shares at a commission rate of 3.0% of the gross sales price per share sold. Because there is no minimum offering amount required as a condition to close this offering, the actual total public offering amount, commissions and proceeds to us, if any, are not determinable at this time. We have also agreed to reimburse the Sales Agent for certain specified expenses, including the fees and disbursements of its legal counsel in an amount not to exceed $20,000 and up to $2,000 per calendar quarter so long as the Sales Agreement remains effective and sales of shares thereunder have not been suspended. We estimate that the total expenses for the offering, excluding commissions and reimbursements payable to the Sales Agent under the terms of the Sales Agreement, will be approximately $30,000.

Settlement for sales of ordinary shares will generally occur on the second business day following the date on which any sales are made, or on some other date that is agreed upon by us and the Sales Agent in connection with a particular transaction, in return for payment of the net proceeds to us. There is no arrangement for funds to be received in an escrow, trust or similar arrangement.

In connection with the sale of the ordinary shares on our behalf, the Sales Agent will be deemed to be an “underwriter” within the meaning of the Securities Act and the compensation of the Sales Agent will be deemed to be underwriting commissions or discounts. We have agreed to provide indemnification and contribution to the Sales Agent against certain civil liabilities, including liabilities under the Securities Act.

The offering of our ordinary shares pursuant to the Sales Agreement will terminate upon the earlier of (i) the sale of all of our ordinary shares subject to the Sales Agreement, or (ii) termination of the Sales Agreement as provided therein.

Chardan and its affiliates may in the future provide various investment banking, commercial banking and other financial services for us and our affiliates, for which services they may in the future receive customary fees. To the extent required by Regulation M, Chardan will not engage in any market making activities involving our shares of our ordinary shares while the offering is ongoing under this prospectus supplement and the accompanying prospectus.

Legal Matters

The validity under Cayman Islands law of the ordinary shares being offered hereby will be passed upon for us by Maples and Calder (Cayman) LLP, our Cayman Islands legal counsel. Sullivan & Worcester LLP is acting as counsel for Chardan in connection with various legal matters relating to the ordinary shares offered hereby.

Experts

The consolidated financial statements incorporated in this prospectus by reference from our Annual Report on Form 10-K for the year ended December 31, 2025, have been audited by Hacker, Johnson & Smith P.A., our independent auditor, as stated in their report appearing therein. Such consolidated financial statements have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

S-7

Where You Can Find Additional Information

We file annual, quarterly and current reports, proxy statements and other information with the SEC. We also filed a registration statement on Form S-3, including exhibits, under the Securities Act with respect to the securities offered by this prospectus supplement. This prospectus supplement and the accompanying prospectus are part of the registration statement, but do not contain all of the information included in the registration statement or the exhibits. The SEC maintains a web site, www.sec.gov, that contains reports, proxy and information statements and other information regarding issuers that file electronically with the SEC. You may review the registration statement and any other document we file on the SEC’s web site. Our SEC filings are also available to the public on our website, http://www.oxbridgere.com/. The information on our website, however, is not, and should not be deemed to be, a part of this prospectus supplement or the accompanying prospectus.

The SEC allows us to incorporate by reference much of the information we file with the SEC, which means that we can disclose important information to you by referring you to those publicly available documents. The information that we incorporate by reference in this prospectus supplement is considered to be part of this prospectus supplement. Because we are incorporating by reference future filings with the SEC, this prospectus supplement is continually updated and those future filings may modify or supersede some of the information included or incorporated in this prospectus supplement. This means that you must look at all of the SEC filings that we incorporate by reference to determine if any of the statements in this prospectus supplement or in any document previously incorporated by reference have been modified or superseded. This prospectus supplement incorporates by reference the documents listed below and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (in each case, other than those documents or the portions of those documents not deemed to be filed) prior to the completion or termination of this offering:

●	our Annual Report on Form 10-K for the year ended December 31, 2025 (as filed on March 30, 2026 and amended on April 6, 2026);

●	our Quarterly Report on Form 10-Q for the period ended March 31, 2026 (as filed on May 11, 2026);

●	portions of our Definitive Proxy Statement filed on April 28, 2026;

●	our Current Reports on Form 8-K filed on February 13, 2026 and June 16, 2026,

●	the description of our ordinary shares contained in the Registration Statement on Form S-1 filed on January 27, 2014, and any amendments or reports filed for the purposes of updating such description; in the Fourth Amended and Restated Memorandum and Articles of Association filed with the Current Report on Form 8-K filed September 4, 2025, as Exhibit 3.1; and in Exhibit 4.3 to our Annual Report on Form 10-K for the year ended December 31, 2025 filed with the SEC on March 30, 2026, and any amendment that we may file in the future for the purpose of updating the description of our ordinary shares; and

●	future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus supplement.

Notwithstanding the foregoing, information furnished under Items 2.02 and 7.01 of any Current Report on Form 8-K, including the related exhibits under Item 9.01, is not incorporated by reference in this prospectus supplement.

We will provide to each person, including any beneficial owner, to whom a prospectus supplement is delivered, a copy of any or all of the information that has been incorporated by reference in the prospectus supplement but not delivered with the prospectus supplement, at no cost, by oral or written request directed to us at the following address or telephone number:

Oxbridge Re Holdings Limited
Suite 201
42 Edward Street, George Town

P.O. Box 469
Grand Cayman, Cayman Islands
(345) 749-7570

We have not authorized anyone to provide you with any information other than that contained in or incorporated by reference into this prospectus supplement and the accompanying prospectus and any related free writing prospectus that we authorized to be distributed to you or to which we have referred you. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. You should not assume that the information in this prospectus supplement or the accompanying prospectus is accurate as of any date other than the date on the front of those documents or that any document incorporated by reference is accurate as of any date other than its filing date. You should not consider this prospectus supplement or the accompanying prospectus to be an offer or solicitation relating to the securities in any jurisdiction in which such an offer or solicitation relating to the securities is not authorized. Furthermore, you should not consider this prospectus supplement or the accompanying prospectus to be an offer or solicitation relating to the securities if the person making the offer or solicitation is not qualified to do so, or if it is unlawful for you to receive such an offer or solicitation.

S-8

PROSPECTUS

OXBRIDGE RE HOLDINGS LIMITED.

$100,000,000

Ordinary Shares

Warrants

Units

We may offer and sell up to $100,000,000 in the aggregate of the securities identified above from time to time in one or more offerings. This prospectus provides you with a general description of the securities.

Each time securities are sold using this prospectus, we will provide a supplement to this prospectus and possibly other offering materials containing specific information about the offering and the terms of the securities being sold, including the offering price. The supplement or other offering materials may also add, update or change information contained or incorporated by reference in this prospectus. You should read this prospectus, any prospectus supplement, any other offering materials and the information incorporated by reference carefully before you invest.

We may offer and sell these securities to or through underwriters, dealers or agents, or directly to investors, on a continued or a delayed basis. The supplements to this prospectus will provide the specific terms of the plan of distribution.

Our ordinary shares and warrants are listed on The NASDAQ Capital Market under the symbol “OXBR” and “OXBRW” respectively. On May 5, 2025, the last reported sale price on The NASDAQ Capital Market of our ordinary shares was $1.83 per share and of our warrants was $0.41 per warrant.

The aggregate market value of our outstanding common stock held by non-affiliates pursuant to General Instruction I.B.6 of Form S-3 was approximately $12,413,340, which was calculated based on 7,442,922 shares of common stock outstanding as of May 5, 2025, of which 659,676 shares were held by affiliates, and a price of $1.83 per share, which was the closing price of our common stock on the Nasdaq Capital Market on May 5, 2025. Pursuant to General Instruction I.B.6 of Form S-3, in no event will we sell securities in a public primary offering with a value exceeding more than one-third of our public float in any 12-month period so long as our public float remains below $75,000,000. We have sold approximately $4.6 million of securities pursuant to General Instruction I.B.6 of Form S-3 during the 12 calendar months prior to and including the date of this prospectus.

Investment in our securities involves risks, including those described in the section titled “Risk Factors” on page 15 of this prospectus. Please read carefully and consider these risk factors, as well as those included in the reports we file under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), such as our most recent Annual Report on Form 10-K, and those included in any applicable prospectus supplement and/or other offering material we file with the Securities and Exchange Commission (the “SEC”).

Neither the SEC nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is May 19, 2025.

ABOUT THIS PROSPECTUS

Unless the context otherwise required, references in this prospectus to “we,” “us,” “our,” “our company,” “the Company,” or “Oxbridge” refer to Oxbridge RE Holdings Limited and its subsidiaries, SurancePlus Holdings Ltd., SurancePlus Inc., Oxbridge Re NS, AI Gridworks Ltd. (f/k/a DSN Blockchain Technologies Ltd.), AI GridWorks Services LLC and Oxbridge Reinsurance Limited.

This prospectus is part of a registration statement that we filed with the SEC utilizing a “shelf” registration process. Under this shelf registration process, we may, from time to time, sell the securities or combinations of the securities described in this prospectus in one or more offerings up to an aggregate dollar amount of $100,000,000. This prospectus provides you with a general description of those securities we may offer.

As permitted by the rules and regulations of the SEC, this prospectus does not contain all of the information set forth in the registration statement. For additional information regarding us and the offered securities, please refer to the registration statement of which this prospectus forms a part. Each time we offer securities using this prospectus, we will provide a prospectus supplement and/or other offering material that will contain specific information about the terms of that offering, including the specific amounts, prices and terms of the securities offered. The rules of the SEC allow us to incorporate by reference information into this prospectus. “Incorporate by reference” means that we can disclose important information to you by referring you to another document filed separately with the SEC. This information incorporated by reference is considered to be a part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information. Any prospectus supplement and/or other offering material may also add, update or change information contained or incorporated by reference in this prospectus, and, accordingly, to the extent inconsistent, information in this prospectus is superseded by the information in the prospectus supplement and/or other offering material. You should read this prospectus, any prospectus supplement and any other offering material together with the additional information described under the heading “Where You Can Find More Information.”

You should only rely on the information contained or incorporated by reference in this prospectus, in any prospectus supplement and in any other offering material. We have not authorized any other person to provide you with different information in connection with this offering. If anyone provides you with different or inconsistent information, you should not rely on it.

We are not making offers to sell or soliciting offers to buy, nor will we make an offer to sell or solicit an offer to buy, securities in any jurisdiction where the offer or sale is not permitted for such person to make such an offering or solicitation.

You should read the entire prospectus and any prospectus supplement, as well as the documents incorporated by reference into this prospectus or any prospectus supplement, before making an investment decision. Neither the delivery of this prospectus or any prospectus supplement nor any sale made hereunder shall under any circumstances imply that the information contained or incorporated by reference herein or in any prospectus supplement is correct as of any date subsequent to the date hereof or of such prospectus supplement, as applicable. You should assume that the information appearing in this prospectus, any supplement to this prospectus and/or any other offering material, and the information we file or previously filed with the SEC that we incorporate by reference in this prospectus, any prospectus supplement and/or other offering material, is accurate only as of its respective date. Our business, financial condition, results of operations and prospects may have changed since that date.

1

CAUTIONARY STATEMENT ABOUT FORWARD-LOOKING STATEMENTS

This prospectus, any prospectus supplement and/or any other offering material, and the information incorporated by reference in this prospectus, any prospectus supplement and/or any other offering material, contain forward-looking statements intended to qualify for the safe harbor from liability established by the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act and Section 21E of the Exchange Act. All statements, other than statements of historical fact, included or incorporated by reference in this prospectus, any prospectus supplement and/or any other offering material, including, without limitation, estimates, projections, outlook, guidance, statements relating to our business plans, strategy, objectives, expected operating results and future financial position, and the assumptions upon which those statements are based, are forward-looking statements. These forward-looking statements generally are identified by the words “believe,” “project,” “expect,” “anticipate,” “estimate,” “forecast,” “outlook,” “intend,” “strategy,” “plan,” “may,” “should,” “will,” “would,” “will be,” “will continue,” “will likely result” or the negative thereof or variations thereon or similar terminology generally intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words.

Forward-looking statements should not be read as a guarantee of future performance or results, and will not necessarily be accurate indications of the times at, or by, which such performance or results will be achieved. Forward-looking statements are based on information available at the time those statements are made or management’s good faith belief as of that time with respect to future events, and are subject to risks and uncertainties that could cause actual performance or results to differ materially from those expressed in or suggested by the forward-looking statements. Important factors that could cause such differences include, but are not limited to, factors discussed under the headings “Risk Factors,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” and “Business” in the most recent Annual Report on Form 10-K, as may be revised or supplemented by our subsequent Quarterly Reports on Form 10-Q or Current Reports on Form 8-K, each of which are on file with the SEC and incorporated by reference.

Forward-looking statements involve estimates, assumptions, known and unknown risks, uncertainties and other factors that could cause actual results to differ materially from any future results, performances, or achievements expressed or implied by the forward-looking statements. These risks include, but are not limited to, those listed below and those discussed in greater detail under the heading “Risk Factors” below:

●	We will need additional capital in the future in order to grow and operate our business. Such capital may not be available to us or may not be available to us on favorable terms. Furthermore, our raising additional capital could dilute your ownership interest in our company.
●	Our results of operations will fluctuate from period to period and may not be indicative of our long-term prospects.
●	Our tokenization business operations are at an early stage of development and have a limited operating history, and our strategy of developing a Web3-focused tokenization business may not be successful.
●	Developing a Web3.0-focused business around the tokenization of RWAs involves significant risks.
●	Failure to become rated by A.M. Best, or receipt of a negative rating, could significantly and negatively affect our ability to grow.
●	Established competitors with greater resources may make it difficult for us to effectively market our products or offer our products at a profit.
●	If actual renewals of our existing contracts do not meet expectations, our premiums assumed in future years and our future results of operations could be materially adversely affected.
●	Reputation is an important factor in the reinsurance industry, and our lack of an established reputation may make it difficult for us to attract or retain business.
●	If our losses and loss adjustment expenses greatly exceed our loss reserves, our financial condition may be significantly and negatively affected.
●	The property and casualty reinsurance market may be affected by cyclical trends and over-supply.
●	Our property and property catastrophe reinsurance operations will make us vulnerable to losses from catastrophes and may cause our results of operations to vary significantly from period to period.
●	We could face unanticipated losses from war, terrorism, and political unrest, and these or other unanticipated losses could have a material adverse effect on our financial condition and results of operations.

2

●	We depend on our clients’ evaluations of the risks associated with their insurance underwriting, which may subject us to reinsurance losses.
●	Changing climate conditions may adversely affect our financial condition, profitability or cash flows.
●	Operational risks, including human or systems failures, are inherent in our business.
●	The effect of emerging claim and coverage issues on our business is uncertain
●	We are required to maintain sufficient collateral accounts, which could significantly and negatively affect our ability to implement our business strategy.
●	The inability to obtain business provided from brokers could adversely affect our business strategy and results of operations.
●	The involvement of reinsurance brokers may subject us to their credit risk.
●	Our use of fair value accounting of our significant investment in Jet.AI Inc. could result in income statement volatility, which in turn, could cause significant market price and trading volume fluctuations for our securities
●	U.S. and global economic downturns could harm our business, our liquidity and financial condition and the price of our securities.
●	Our ability to implement our business strategy could be delayed or adversely affected by Cayman Islands employment restrictions.
●	Security breaches and other disruptions could compromise our information and expose us to liability, which would cause our business and reputation to suffer.
●	If we lose or are unable to retain our senior management and other key personnel and are unable to attract qualified personnel, our ability to implement our business strategy could be delayed or hindered, which, in turn, could significantly and negatively affect our business.
●	There are differences under Cayman Islands corporate law and Delaware corporate law with respect to interested party transactions which may benefit certain of our shareholders at the expense of other shareholders.
●	Any suspension or revocation of our reinsurance license would materially impact our ability to do business and implement our business strategy.
●	Our reinsurance subsidiaries are subject to minimum capital and surplus requirements, and our failure to meet these requirements could subject us to regulatory action.
●	As a holding company, we will depend on the ability of our subsidiaries to pay dividends.
●	We may be subject to the risk of possibly becoming an investment company under U.S. federal securities law.
●	Insurance regulations to which we are, or may become, subject, and potential changes thereto, could have a significant and negative effect on our business.
●	We will likely be exposed to credit risk due to the possibility that counterparties may default on their obligations to us.
●	Provisions of our Fourth Amended and Restated Memorandum and Articles of Association (“Articles”) could adversely affect the value of our securities.
●	Provisions of the Companies Act could prevent a merger or takeover of our company.
●	Holders of our securities may have difficulty obtaining or enforcing a judgment against us, and they may face difficulties in protecting their interests because we are incorporated under Cayman Islands law.
●	Provisions of our Articles may reallocate the voting power of our ordinary shares.
●	We do not currently have an effective registration statement registering the issuance of the shares underlying our publicly traded warrants, and therefore you may not be able to exercise the warrants in a cash exercise.
●	We may become subject to taxation in the Cayman Islands which would negatively affect our results.
●	We may be subject to United States federal income taxation.
●	We may be treated as a PFIC, in which case a U.S. holder of our ordinary shares should be subject to disadvantageous rules under U.S. federal income tax laws. We may be treated as a CFC and may be subject to the rules for related person insurance income, and in either case this may subject a U.S. holder of our ordinary shares to disadvantageous rules under U.S. federal income tax laws.
●	United States tax-exempt organizations who own ordinary shares may recognize unrelated business taxable income.
●	Changes in United States tax laws may be retroactive and could subject us, and/or United States persons who own ordinary shares to United States income taxation on our undistributed earnings.
●	We do not intend to resume paying cash dividends in the foreseeable future.
●	Outages, computer viruses and similar events could disrupt our operations.
●	Increased Information Technology (“IT”) security threats and more sophisticated computer crime could pose a risk to our systems, networks, and services.
●	Increased scrutiny by and changing expectations from investors, employees, and other stakeholders regarding our environmental, social, and governance (“ESG”) practices and reporting could cause us to incur additional costs and adversely impact our reputation, tenant and employee acquisition and retention, and access to capital and
●	other factors that may affect us, most of which are beyond our control.

Additional risks and uncertainties not currently known to us or that we currently deem to be immaterial also may materially adversely affect our business, financial condition or operating results.

The forward-looking statements speak only as of the date on which they are made, and, except as required by law, we undertake no obligation to update any forward-looking statement to reflect events or circumstances after the date on which the statement is made or to reflect the occurrence of unanticipated events. In addition, we cannot assess the impact of each factor on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements. Consequently, you should not place undue reliance on forward-looking statements.

3

PROSPECTUS SUMMARY

The information contained in or incorporated by reference into this prospectus summarizes certain information about our company. It may not contain all of the information that is important to you. To understand this offering fully, you should read carefully the entire prospectus and the other information incorporated by reference into this prospectus.

Our Business

Overview

We are a Cayman Islands specialty property and casualty reinsurer that provides reinsurance solutions through our reinsurance subsidiaries, Oxbridge Reinsurance Limited and Oxbridge Re NS. We focus on underwriting fully collateralized reinsurance contracts primarily for property and casualty insurance companies in the Gulf Coast region of the United States, with an emphasis on Florida. We specialize in underwriting medium frequency, high severity risks, where we believe sufficient data exists to analyze effectively the risk/return profile of reinsurance contracts. We were organized in April 2013. Oxbridge Re NS functions as a reinsurance sidecar which increases the underwriting capacity of Oxbridge Reinsurance Limited. Oxbridge Re NS issues participating notes to third party investors, the proceeds of which are utilized to collateralize Oxbridge Reinsurance Limited’s reinsurance obligations.

In addition to our historical reinsurance business operations, in 2023, our new subsidiary SurancePlus Inc. (“SurancePlus”) began developing, offering, and selling a tokenized reinsurance security representing fractionalized interests in reinsurance contracts, with each token representing an interest in participating notes issued by Oxbridge Re NS. These efforts culminated in the development, launch, and issuance of our first tokenized reinsurance security, the DeltaCat Re Token, which we believe is the first “on-chain” reinsurance security of its kind to be developed by a subsidiary of a public company. Following the issuance of the DeltaCat Re Token in 2023, we issued EpsilonCat Re token in 2025, launched ZetaCat Re and EtaCat Re in 2025, and intend to develop, launch, and issue additional series of tokenized reinsurance securities representing fractional interests in reinsurance contracts in the future. We are also using our tokenization experience and activities as a foundation for developing Web3-focused business offerings and products relating to the tokenization of other real-world assets (RWAs), including RWAs held or being acquired by third parties. Our tokenization business will be conducted through SurancePlus and through other subsidiaries of our 80% owned subsidiary, SurancePlus Holdings Ltd. (“SurancePlus Holdings”), a Cayman Islands exempted company that we have organized to serve as a holding company for subsidiaries that will operate our developing Web3-focused business operations.

Through our subsidiaries AI GridWorks Ltd., a Cayman Islands exempted company, and AI GridWorks Services LLC, a Delaware corporation, we are also exploring various opportunities to diversify our business into the AI data center industry, including the potential tokenization of AI data center revenue streams, the potential partnering with third parties to develop, own, and manage AI data center sites and equipment, and other businesses opportunities ancillary to the data center industry

In our historical reinsurance business operations, we underwrite reinsurance contracts on a selective and opportunistic basis as opportunities arise based on our goal of achieving favorable long-term returns on equity for our shareholders. Our goal is to achieve long-term growth in book value per share by writing business that generates attractive underwriting profits relative to the risk we bear. Additionally, we intend to complement our underwriting profits with investment profits on an opportunistic basis. Our underwriting business focus is on fully collateralized reinsurance contracts for property catastrophes, primarily in the Gulf Coast region of the United States. Within that market and risk category, we attempt to select the most economically attractive opportunities across a variety of property and casualty insurers. As we attempt to grow our capital base, we expect that we will consider growth opportunities in other geographic areas and risk categories.

Our level of profitability in our reinsurance business operations is primarily determined by how adequately our premiums assumed and investment income cover our costs and expenses, which consist primarily of acquisition costs and other underwriting expenses, claim payments and general and administrative expenses. One factor leading to variation in our operational results is the timing and magnitude of any follow-on offerings we undertake (if any), and issuance of participating notes to investors as we are able to deploy new capital to collateralize new reinsurance treaties and consequently, earn additional premium revenue. In addition, our results of operations may be seasonal in that hurricanes and other tropical storms typically occur during the period from June 1 through November 30. Further, our results of operations may be subject to significant variations due to factors affecting the property and casualty insurance industry in general, which include competition, legislation, regulation, general economic conditions, judicial trends, and fluctuations in interest rates and other changes in the investment environment.

4

Because we employ an opportunistic underwriting and investment philosophy, period-to-period comparisons of our underwriting results may not be meaningful. In addition, our historical investment results may not necessarily be indicative of future performance. Due to the nature of our reinsurance and investment strategies, our operating results will likely fluctuate from period to period.

Organizational Chart

Oxbridge Re Holdings Limited
Publicly traded on the NASDAQ under ticker symbol OXBR"
OXBR
80% Owned
80% Owned
100% Owned
SurancePlus Holdings Ltd.
(Cayman registered entity)
Ai GridWorks Ltd.
(Cayman registered entity)
Oxbridge Reinsurance Limited*
(Cayman registered entity)
100% Owned
100% Owned
100% Owned
SurancePlus Inc.
(BVI registered entity)
Oxbridge Re NS*
(Cayman registered entity)
Ai GridWorks (US LLC)
(US registered entity)

*Holds a reinsurance license and is regulated by the Cayman Islands Monetary Authority (CIMA).

Other Developments

Formation of SurancePlus

SurancePlus Inc., an indirect subsidiary of Oxbridge Re Holdings Limited, was incorporated as a British Virgin Islands Business Company on December 19, 2022 for the purposes of tokenizing reinsurance contracts underwritten by its affiliated licensed reinsurer, Oxbridge Re NS.

On March 27, 2023, we, through SurancePlus, issued a press release announcing the commencement of an offering by SurancePlus of up to $5.0 million of DeltaCat Re Tokens (“Tokens”) with a purchase price of $10.00 per Token and representing one share of Series DeltaCat Re Preferred Shares per Token (the “Private Placement”).

On June 27, 2023, SurancePlus completed the Private Placement. The aggregate amount raised in the Private Placement was $2,447,760 for the issuance of 244,776 Tokens, of which approximately $1,280,000 was received from third-party investors and approximately $1,167,000 was received from Oxbridge Re Holdings Limited.

On September 11, 2023, the DeltaCat Re tokens were reclassified as tokenized interests carrying rights equivalent to the DeltaCat Re Preferred Shares in accordance with the provisions of the British Virgin Islands law.

On March 18, 2024, Oxbridge Re Holdings Limited and its indirect subsidiary SurancePlus, announced the commencement of an offering by SurancePlus of Participation Shares (the “Securities”) represented by digital tokens to be issued under a 3-year Participation Share Investment Contract (the “PSIC”). The Participation Shares are not shares in SurancePlus and shall have no preemptive right or conversion rights. The Participation Shares solely confer contractual rights against SurancePlus as contained in the PSIC. At the offering’s commencement, up to one million (1,000,000) Participation Shares were eligible to be issued, represented by digital tokens labelled “EpsilonCat Re”.

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The net proceeds from the offer and sale of the Participation Shares were used by SurancePlus to purchase a participating note of Oxbridge Re NS, an affiliated Cayman Islands licensed reinsurance entity, and the proceeds from the sale of such participating note were invested in collateralized reinsurance contracts to be underwritten by Oxbridge Re NS. The holders of the Participation Shares will generally be entitled to proceeds from the payment of the participating notes in the amount of a preferred return equal to the initial Participation Share price, plus 20%, and then 80% of any proceeds in excess of the amount necessary to pay the preferred return.

On July 12, 2024, SurancePlus completed a private placement. The aggregate amount raised in the private placement was $2,878,048 of Participation Shares represented by digital tokens issued under a 3-year Participation Share Investment Contract (for the issuance of 287,805 of the Participation Shares represented by the digital tokens, of which approximately $1,469,000 was received from third-party investors and approximately $1,409,000 was received from Oxbridge Re Holdings Limited.

In 2025, the SurancePlus bifurcated its offering into a high yield tokens targeting a 42% return and balanced yield token targeting a 20% return, and issued its ZetaCat Re and EtaCat Re tokens, respectively. In February 2026, SurancePlus launched its high yield and balanced yield tokens for the 2026/27 treaty year under the names T42:2027 and T20:2027, and these tokens will be issued using the Solana blockchain network. The quantity of Participation Shares to be issued in subsequent years of 2027, and 2028, shall be disclosed prior to their issuances. At the start of the offerings, all Participation Shares are offered at an initial price of $10.00 per Participation Share.

Promissory Note

On February 11, 2026, the Company entered into a Promissory Note (the “Note”) with Real World Digital Assets LLC (the “Lender”), pursuant to which the Company borrowed $1,000,000 in principal amount. The Note has a 6-month maturity, with the outstanding principal and interest due and payable on August 14, 2026, unless repaid earlier. The Note bears interest at a rate of 16% per annum, and should an event of default occur, interest accrues at a rate of 36% per annum, or the maximum rate permitted by applicable law. The Note may be prepaid at any time without premium or penalty. The proceeds of the Note were funded on February 12, 2026 and would be used for working capital and general corporate purposes.

On June 17, 2026, the Company fully repaid the $1.0 million short-term promissory note together with all accrued interest.

Securities Purchase Agreement

On February 24, 2025, the Company and an institutional investor (the “Investor”) entered into a securities purchase agreement (the “Securities Purchase Agreement”) relating to the issuance and sale of ordinary shares of the Company pursuant to a registered direct offering and a private placement of warrants to purchase ordinary shares (collectively, the “Offering”).

The Investor purchased approximately $3.0 million in the Offering, consisting of an aggregate of 705,884 ordinary shares, an aggregate of 1,411,768 warrants consisting of Series A Warrants to purchase up to an aggregate of 529,413 ordinary shares (the “Series A Warrants”) and Series B Warrants to purchase up to an aggregate of 882,355 ordinary shares (the “Series B Warrants”) (collectively, the “Warrants”). The combined effective Offering price for each ordinary share and the accompanying Warrants was $4.25. The Series A Warrants were exercisable as of February 24, 2025 with an expiration date of February 24, 2027 and have an exercise price of $4.25 per share. The Series B Warrants were exercisable as of May 8, 2025 with an expiration date of May 8, 2030 and have an exercise price of $4.25 per share.

The net proceeds to the Company from the Offering, after deducting the fees of Maxim Group LLC (the “Placement Agent”) and the Company’s estimated offering expenses, were approximately $2.7 million.

The ordinary shares were offered and sold pursuant to the Company’s Registration Statement on Form S-3 (Registration No. 333-262590) previously filed with the Securities and Exchange Commission (the “SEC”) and declared effective, the base prospectus included therein and the related prospectus supplement. The Warrants were issued in a private placement and were exempt from registration under the Securities Act of 1933, as amended (the “Securities Act”), in reliance on Section 4(a)(2) thereof as a transaction not involving a public offering and/or Rule 506 of Regulation D promulgated thereunder.

The Company paid the Placement Agent a cash fee of 6.0% of the gross proceeds from the Offering and reimbursed the Placement Agent for its expenses, including the reimbursement of legal fees up to an aggregate of $45,000.

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Our Business Strategy

Our goal is to achieve attractive risk-adjusted returns for our shareholders through the prudent management of underwriting and investments risks relative to our capital base. To achieve this objective, the following are the principal elements of our business strategy.

●	Maintain a Commitment to Disciplined Underwriting. We employ a disciplined and data-driven underwriting approach to select a diversified portfolio of risks that we believe will generate an attractive return to our shareholders over the long term. Neither our underwriting nor our investment strategies are designed to generate smooth or predictable quarterly earnings, but rather to optimize growth in book value per share over the long term.

●	Focus on Risk Management. We treat risk management as an integral part of our underwriting and business management processes. All of our reinsurance contracts contain loss limitation provisions that limit our losses to the value of the assets collateralizing our reinsurance contracts.

●	Deployment of Capital. In order to eliminate the possibility of complete losses, we intend to place only a portion of our total capital at risk in any single year. This means that we expect lower returns than some of our competitors in years where there are lower than average catastrophe losses but that our capital will not be completely eroded in the event of multiple large losses.

●	Take Advantage of Market Opportunities. Although our business is initially focused on catastrophe coverage for Gulf Coast insurers we intend to continuously evaluate various market opportunities in which our business may be strategically or financially expanded or enhanced in the future. Such opportunities could take the form of investing into related party special purpose acquisition companies, further diversifying our business into other geographic or market areas, which could include quota share reinsurance contracts, joint ventures, renewal rights transactions, corporate acquisitions of other insurers or reinsurers, spinoffs, mergers or the formation of insurance or reinsurance platforms in new markets.

●	Develop and Pursue Additional Tokenization Business Opportunities. Through SurancePlus Holdings and our Web3-focused subsidiaries, we intend to leverage our experience and knowledge with the tokenization of RWAs (including the initial DeltaCat Re Token) to develop other Web3-focused business offerings and products relating to the tokenization of RWAs, including RWAs held or being acquired by third parties.

We believe the environment in the reinsurance and insurance markets will continue to produce opportunities for us, either through organic expansion, through acquisitions, or a combination of both.

The Reinsurance Industry

General

Reinsurance is an arrangement in which an insurance company, referred to as the reinsurer, agrees to assume from another insurance company, referred to as the ceding company or cedant, all or a portion of the insurance risks that the ceding company has underwritten under one or more insurance contracts. In return, the reinsurer receives a premium for the insured risks that it assumes from the ceding company, although reinsurance does not discharge the ceding company from its liabilities to policyholders. It is standard industry practice for primary insurers to reinsure portions of their insurance risks with other insurance companies under reinsurance agreements or contracts. This permits primary insurers to underwrite policies in amounts larger than the risks they are willing to retain. Reinsurance is generally designed to:

●	reduce the ceding company’s net liability on individual risks, thereby assisting it in managing its risk profile and increasing its capacity to underwrite business as well as increasing the limit to which it can underwrite on a single risk;
●	assist the ceding company in meeting applicable regulatory and rating agency capital requirements;
●	assist the ceding company in reducing the short-term financial impact of sales and other acquisition costs; and
●	enhance the ceding company’s financial strength and statutory capital.

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When reinsurance companies purchase reinsurance to cover their own risks assumed from ceding companies, this is known as retrocessional reinsurance. Reinsurance or retrocessional reinsurance can benefit a ceding company or reinsuring company, referred to herein as a “retrocedant,” as applicable, in various ways, such as by reducing exposure to individual risks and by providing catastrophe protection from larger or multiple losses. Like ceding companies, retrocedants can use retrocessional reinsurance to manage their overall risk profile or to create additional underwriting capacity, allowing them to accept larger risks or to write more business than would otherwise be possible, absent an increase in their capital or surplus.

Reinsurance contracts do not discharge ceding companies from their obligations to policyholders. Ceding companies therefore generally require their reinsurers to have, and to maintain, either a strong financial strength rating or security, in the form of collateral, as assurance that their claims will be paid.

Insurers generally purchase multiple tranches of reinsurance protection above an initial retention elected by the insurer. The amount of reinsurance protection purchased by an insurer is typically determined by the insurer through both quantitative and qualitative methods. In the event of losses, the amount of loss that exceeds the amount of reinsurance protection purchased is retained by the insurer.

As a program is constructed from the ground up, each tranche added generally has a lower probability of loss than the prior tranche and therefore is generally subject to a lower reinsurance premium charged for the reinsurance protection purchased. Insurer catastrophe programs are typically supported by multiple reinsurers per program.

Reinsurance brokers play an important role in the reinsurance market. Brokers are intermediaries that assist the ceding company in structuring a particular reinsurance program and in negotiating and placing risks with third-party reinsurers. In this capacity, the broker is selected and retained by the ceding company on a contract-by-contract basis, rather than by the reinsurer. Though brokers are not parties to reinsurance contracts, reinsurers generally receive premium payments from brokers rather than ceding companies, and reinsurers that do not provide collateralized reinsurance are frequently required to pay amounts owed on claims under their policies to brokers. These brokers, in turn, pay these amounts to the ceding companies that have reinsured a portion of their liabilities with reinsurers.

Types of Reinsurance Contracts

Property reinsurance products are often written in the form of treaty reinsurance contracts, which are contractual arrangements that provide for the automatic reinsurance of a type or category of risk underwritten. Treaty reinsurance premiums, which are typically due in installments, are a function of the number and type of contracts written, as well as prevailing market prices. The timing of premiums written varies by line of business. The majority of property catastrophe business is written at the January and June annual renewal periods, depending on the type and location of the risks covered. Most hurricane and wind-storm coverage, particularly in the Gulf Coast region of the United States, is written at the June annual renewal periods.

Property catastrophe reinsurance contracts are typically “all risk” in nature, providing protection to the ceding company against losses from hurricanes and other natural and man-made catastrophes such as floods, earthquakes, tornadoes, storms and fires, referred to herein collectively as “perils.” The predominant exposures covered by these contracts are losses stemming from property damage and business interruption resulting from a covered peril. Coverage can also vary from “all natural” perils, which is the most expansive form, to more limited types such as windstorm-only coverage.

Property catastrophe reinsurance contracts are typically written on an “excess-of-loss” basis, which provides coverage to the ceding company when aggregate claims and claim expenses from a single occurrence for a covered peril exceed an amount that is specified in a particular contract. The coverage provided under excess-of-loss reinsurance contracts may be on a worldwide basis or may be limited in scope to specific regions or geographical areas. Under these contracts, protection is provided to an insurer for a portion of the total losses in excess of a specified loss amount, up to a maximum amount per loss specified in the contract.

Excess-of-loss contracts are typically written on a losses-occurring basis, which means that they cover losses that occur during the contract term, regardless of when the underlying policies came into force. Premiums from excess-of-loss contracts are earned rateably over the contract term, which is ordinarily 12 months. Most excess-of-loss contracts provide for a reinstatement of coverage following a covered loss event in return for an additional premium.

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The Florida Property and Casualty Insurance Market

General Overview

Florida’s property and casualty insurance market has undergone significant changes in the past few decades. This market, which was formerly dominated by large, national, multi-line insurance companies, now includes Citizens Property Insurance Corporation (“Citizens”), a state-sponsored insurance company created by the Florida Legislature; Florida-based insurance companies that focus primarily on writing property insurance policies in the state of Florida; and Florida-based subsidiaries of national insurance companies that focus on writing property insurance policies in the state of Florida. While these four types of companies participate in the market at varying levels, Citizens and the Florida-based insurance companies are now the dominant market participants. Within the private market, which excludes Citizens, there is a strong dependence on small insurance companies, which have limited capitalization and a limited ability to diversify.

While the Florida property and casualty insurance market faces various challenges, the primary challenge is the potential for exposure to catastrophic windstorms. The state of Florida has approximately $2.18 trillion in insured residential property exposure. In 2024, Hurricanes Helene and Milton caused significant destruction with a death toll of at least 257 and estimated insured losses exceeding $55 billion.

According to the National Oceanic and Atmosphere Administration (“NOAA”) Technical Memorandum NWS NHC-6, entitled “The Deadliest, Costliest, and Most Intense United States Tropical Cyclones from 1851 to 2010 (and Other Frequently Requested Hurricane Facts) (the “NOAA Memorandum”), “forty percent of all U.S. hurricanes and major hurricanes were in Florida,” and “sixty percent of category 4 or higher hurricane strikes have occurred in either Florida or Texas.” The NOAA Memorandum also indicates that, between 1851 and 2010, there were 114 hurricane strikes and 37 major hurricanes in Florida. (For these purposes, a “major hurricane” is a category 3, 4, or 5 hurricane.)

Our Reinsurance Contracts and Products

We write primarily property catastrophe reinsurance. We currently expect that substantially all of the reinsurance products we write in the foreseeable future will be in the form of treaty reinsurance contracts. When we write treaty reinsurance contracts, we do not evaluate separately each of the individual risks assumed under the contracts and are therefore largely dependent on the individual underwriting decisions made by the cedant. Accordingly, as part of our initial review and renewal process, we carefully review and analyze the cedant’s risk management and underwriting practices in evaluating whether to provide treaty reinsurance and in appropriately pricing the treaty.

Our portfolio of business continues to be characterized by relatively large transactions with a relatively few number of cedants. We anticipate that our business will continue to be characterized by a relatively small number of reinsurance contracts for the foreseeable future.

Our contracts are written on an excess-of-loss basis, generally with a per-event cap. We generally receive the premium for the risk assumed and indemnify the cedant against all or a specified portion of losses and expenses in excess of a specified dollar or percentage amount. Our contracts are generally both single-year or multi-year contracts and our policy years generally commence on June 1 of each year and end on May 31 of the following year.

The bulk of our portfolio of risks is assumed pursuant to traditional reinsurance contracts. However, from time to time we take underwriting risk by purchasing a catastrophe-linked bond, or via a transaction booked as an industry loss warranty (as described below) or an indemnity swap. An indemnity swap is an agreement which provides for the exchange between two parties of different portfolios of catastrophe exposure with similar expected loss characteristics (for example, U.S. earthquake exposure for Asian earthquake exposure).

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We believe our most attractive near-term opportunity is in property catastrophe reinsurance coverage for insurance companies. In addition to seeking profitable pricing, we manage our risks with contractual limits on our exposure. Property catastrophe reinsurance contracts are typically “all risk” in nature, meaning that they protect against losses from earthquakes and hurricanes, as well as other natural and man-made catastrophes such as tornados, fires, winter storms, and floods (where the contract specifically provides for such coverage). Losses on these contracts typically stem from direct property damage and business interruption. We generally write property catastrophe reinsurance on an excess-of-loss basis. These contracts typically cover only specific regions or geographical areas.

We are not licensed or admitted as an insurer in any jurisdiction other than the Cayman Islands. In addition, we do not have a financial rating and do not expect to have one in the near future. Many jurisdictions such as the United States do not permit clients to take credit for reinsurance on their statutory financial statements if such reinsurance is obtained from unlicensed or non-admitted insurers without appropriate collateral. As a result, we anticipate that all of our clients will require us to fully collateralize the reinsurance contracts we bind with them. Each of our contracts are fully collateralized and separately structured, with our liability being limited to the value of the assets held in the trust. We are generally not required to top-up the value of the assets held as collateral in respect of a particular reinsurance agreement, unless such collateral is subject to market risk. For each reinsurance agreement, a reinsurance trust is established in favor of the cedant, and the trustee of the reinsurance trust is a large bank that is agreed upon by our company and the cedant.

The premium for the contract is ordinarily deposited into the trust, together with additional capital from our company, up to the coverage limit. Each reinsurance contract contains express limited recourse language to the effect that the liabilities of the relevant reinsurance contract are limited to the realizable value of the collateral held in respect of that contract. Upon the expiration of the reinsurance contract, the assets of the trust net of insured losses and other expenses are transferred to our company.

Underwriting

Most of our reinsurance contracts have other reinsurers participating as lead underwriters, and these lead underwriters generally set the premium for the risk. We follow the premium pricing of the lead underwriters in most cases subject to the guidance of the Underwriting Committee of our Board of Directors. Each quarter, our Board of Directors will set parameters for the maximum level of capital to be deployed for the quarter and the expected premium and risk profile that each of our contracts must meet.

Our reinsurance portfolio of business continues to be characterized by relatively large transactions with a relatively few number of cedants and anticipate that our reinsurance entities business will continue to be characterized by a relatively small number of reinsurance contracts for the foreseeable future.

The bulk of our portfolio of risks is assumed pursuant to traditional reinsurance contracts. However, from time to time we take underwriting risk by purchasing a catastrophe-linked bond, or via a transaction booked as an industry loss warranty (as described below) or an indemnity swap. An indemnity swap is an agreement which provides for the exchange between two parties of different portfolios of catastrophe exposure with similar expected loss characteristics (for example, U.S. earthquake exposure for Asian earthquake exposure).

Marketing and Distribution

We expect that, in the future, the majority of our business will be sourced through reinsurance brokers. Brokerage distribution channels provide us with access to an efficient, variable distribution system without the significant time and expense that would be incurred in creating an in-house marketing and distribution network. Reinsurance brokers receive a brokerage commission that is usually a percentage of gross premiums written.

We intend to build relationships with global reinsurance brokers and captive insurance companies located in the Cayman Islands. Our management team has significant relationships with most of the primary and specialty broker intermediaries in the reinsurance marketplace in our target market. We believe that maintaining close relationships with brokers will give us access to a broad range of reinsurance clients and opportunities.

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Brokers do not have the authority to bind us to any reinsurance contract. We review and approve all contract submissions in our corporate offices located in the Cayman Islands. From time to time, we may also enter into relationships with managing general agents who could bind us to reinsurance contracts based on narrowly defined underwriting guidelines.

Investment Strategy

Our Company takes an opportunistic approach with respect to investment income and intend to increase shareholder value through supplemental investment income when favorable opportunities are available. The Company, from time to time, and dependent upon favorable investment conditions and our investment guidelines, may invest in real estate and other ventures that have the potential to increase shareholder value. Through its reinsurance subsidiaries, the Company has made and intend to make future investments that can contribute to the growth of capital and surplus in its licensed reinsurance subsidiaries over time.

Some of our company’s capital is held in trust accounts that collateralize the reinsurance policies that we write. The investment parameters for capital held in such trust accounts are generally established by the cedant for the relevant policy. Currently, all amounts held in trust accounts are in cash and cash equivalents.

Our Board of Directors periodically reviews our investment policy and returns.

Claims Management

Claims are managed internally by the company’s management team. Management reviews and responds to initial loss reports, administers claims databases, determines whether further investigation is required and where appropriate, retains outside claims counsel, establishes case reserves and approves claims for payment. In addition, we may conduct audits of any significant client throughout the year, and in the process, evaluate our clients’ claims handling abilities, reserving philosophies, loss notification processes and the overall quality of our clients’ performance.

Upon receipt, claims notices are recorded within our underwriting, financial and claims systems. When we are notified of insured losses or discover potential losses as part of our claims’ audits, we record a case reserve as appropriate for the estimated amount of the exposure at that time. The estimate reflects the judgment of management based on general reserving practices, the experience and knowledge of the manager regarding the nature of the specific claim and, where appropriate, advice of outside counsel. Reserves are also established to provide for the estimated expense of settling claims, including legal and other fees and the general expenses of administering the claims adjustment process.

Loss Reserves

Loss reserves represent estimates, including actuarial and statistical projections at a given point in time, of the ultimate settlement and administration costs of claims incurred (including claims incurred but not reported (“IBNR”)). Estimates are not precise in that, among other things, they are based on predictions of future developments and estimates of future trends in claims severity and frequency and other variable factors such as inflation. It is likely that the ultimate liability will be greater or less than such estimates and that, at times, this variance will be material.

For our property and other catastrophe policies, we initially establish our loss reserves based on loss payments and case reserves reported by ceding companies. As we are not the only reinsurer on most contracts, the lead reinsurer will set the loss amount estimates for the contract and the cedant will have the ability to pay for case losses consistent with that amount on our pro-rata share of the contract.

We then add to these case reserves our estimates for IBNR. To establish our IBNR estimates, in addition to the loss information and estimates communicated by cedants, we also use the services of an independent actuary. We may also use our computer-based vendor and proprietary modeling systems to measure and estimate loss exposure under the actual event scenario, if available. Although the loss modeling systems assist with the analysis of the underlying loss, and provide us with information and the ability to perform an enhanced analysis, the estimation of claims resulting from catastrophic events is inherently difficult because of the variability and uncertainty of property catastrophe claims and the unique characteristics of each loss.

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If IBNR estimates are made, we assess the validity of the assumptions we use in the reserving process on a quarterly basis during an internal review process. During this process actuaries verify that the assumptions we have made continue to form what they consider to be a sound basis for projection of future liabilities.

Although we believe that we are prudent in our assumptions and methodologies, we cannot be certain that our ultimate payments will not vary, perhaps materially, from the estimates we have made. If we determine that adjustments to an earlier estimate are appropriate, such adjustments are recorded in the quarter in which they are identified. The establishment of new reserves, or the adjustment of reserves for reported claims, could result in significant upward or downward changes to our financial condition or results of operations in any particular period. We regularly review and update these estimates, using the most current information available to us.

Our estimates are reviewed quarterly by an independent actuary in order to provide additional insight into the reasonableness of our loss reserves.

Competition

The reinsurance industry is highly competitive. We expect to compete with major reinsurers, most of which are well established with significant operating histories, strong financial strength ratings and long-standing client relationships.

Our competitors include Renaissance Re, Berkshire Hathaway, PartnerRe Ltd, Aeolus and Nephila which are dominant companies in the reinsurance industry. Although we seek to provide coverage where capacity and alternatives are limited, we directly compete with these larger companies due to the breadth of their coverage across the property and casualty market in substantially all lines of business. We also compete with smaller companies and other niche reinsurers from time to time.

While we have a limited operating history, we believe that our unique approach to multi-year underwriting will allow us to be successful in underwriting transactions against more established competitors.

Our Tokenization Business

We have decided to develop and pursue business opportunities in the tokenization of RWAs based on the expectation that a successful expansion into this specialization will further increase the underwriting capacity and potential profitability of our reinsurance subsidiaries, Oxbridge Reinsurance Limited and Oxbridge Re NS. We believe this represents a unique opportunity to drive value to our shareholders. The Boston Consulting Group published research projecting the RWA asset tokenization market to reach $16.1 trillion by 2030. A separate publication by Bloomberg reported that, in 2023, reinsurance was one of the top performing hedge fund strategies. It is at the intersection of these two, i.e., RWA tokenization and reinsurance, that we believe there exist substantial growth opportunities for our business.

Accordingly, SurancePlus was incorporated to further innovate upon existing capital raising mechanisms of Oxbridge Re NS for collateralizing reinsurance contracts while simultaneously transforming the corresponding investment product into one that is more accessible to United States accredited investors under Rule 506(c) of Regulation D and to international investors under Regulation S. SurancePlus has since applied insights and technology from the Web3 digital ecosystem to create a multi-year series of real-world asset-backed digital securities, called the Cat Re (short for “catastrophe reinsurance”) token series. Ownership of the tokens confer an indirect fractional interest in reinsurance contracts entered by Oxbridge Re NS or Oxbridge Reinsurance Limited. The DeltaCat Re token was the first of the token series, and it was issued in 2023 on the Avalanche blockchain network. The 2024/25 offering of EpsilonCat Re tokens was announced in a Form 8-K filed with the SEC on March 18, 2024, and the 2025/26 offerings of ZetaCat Re and EtaCat Re were announced in a Form 8-K filed with the SEC on February 27, 2025. SurancePlus intends to continue to issue the Cat Re token series over several years.

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We project that SurancePlus Inc. may develop into a significant revenue generating stream for the Oxbridge Re group that may progressively reduce Oxbridge Re’s annual capital deployed into collateralizing reinsurance contracts. As opportunities arise, Oxbridge Re intends to pursue, through its Web3-focused subsidiaries, additional expansion of its RWA tokenization business to further increase underwriting profit.

Employees

As of March 26, 2025, we had three employees, all of which were full-time. We believe that our relations with our employees are good. None of our employees are subject to collective bargaining agreements, and we are not aware of any current efforts to implement such agreements. We believe that we will continue to have relatively few employees and intend to outsource some functions to specialist firms in the Cayman Islands and abroad if and when we determine that such functions are necessary. We intend to use the expertise of our Board of Directors and where necessary, external consultants to provide any other service we may require from time to time.

Legal Proceedings

We are not currently involved in any litigation or arbitration. We anticipate that, similar to the rest of the insurance and reinsurance industry, we will be subject to litigation and arbitration in the ordinary course of business.

Regulation and Capital Requirements

Our reinsurance subsidiaries, Oxbridge Reinsurance Limited and Oxbridge Re NS, each holds a Class C Insurer’s License issued in accordance with the terms of the Insurance Law (as revised) of the Cayman Islands (the “Law”), and is subject to regulation by the Cayman Islands Monetary Authority (“CIMA”), in terms of the Law. As the holder of a Class C Insurer’s License, Oxbridge Reinsurance Limited and Oxbridge Re NS are permitted to undertake insurance business approved by CIMA.

Oxbridge Reinsurance Limited and Oxbridge Re NS are subject to minimum capital and surplus requirements, and our failure to meet these requirements could subject us to regulatory action. Pursuant to The Insurance (Capital and Solvency) (Classes B, C and D Insurers) Regulations, 2018 Revision (the “Capital and Solvency Regulations”) published under the Law, Oxbridge Reinsurance Limited and Oxbridge Re NS are required to maintain the statutory minimum capital requirement (as defined under the Capital and Solvency Regulations) of $500 and prescribed capital requirement (as defined under the Capital and Solvency Regulations) of $500, and a minimum margin of solvency equal to or in excess of the total prescribed capital requirement. Any failure to meet the applicable requirements or minimum statutory capital requirements could subject us to further examination or corrective action by CIMA, including restrictions on dividend payments, limitations on our writing of additional business or engaging in finance activities, supervision or liquidation.

CIMA may at any time direct Oxbridge Reinsurance Limited and Oxbridge Re NS, in relation to a policy, a line of business or the entire business, to cease or refrain from committing an act or pursing a course of conduct and to perform such acts as in the opinion of CIMA are necessary to remedy or ameliorate the situation. See the discussion in “Risk Factors” under the heading “Any suspension or revocation of our reinsurance license would materially impact our ability to do business and implement our business strategy” for more information.

In addition, as a Cayman Islands exempted company, we may not carry on business or trade locally in the Cayman Islands except in furtherance of our business outside the Cayman Islands, and we are prohibited from soliciting the public of the Cayman Islands to subscribe for any of our securities or debt. We are further required to file a return with the Registrar of Companies in January of each year and to pay an annual registration fee at that time.

The Cayman Islands has no exchange controls restricting dealings in currencies or securities.

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Available Information

Our website is located at www.oxbridgere.com. Copies of our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, and amendments to these reports filed or furnished pursuant to Section 13(a) or 15(d) of the Exchange Act are available, free of change, on our website as soon as reasonably practicable after we file such material electronically with or furnish it to the Securities and Exchange Commission (the “SEC”). The SEC also maintains a website that contains our SEC filings. The address of the SEC’s website is www.sec.gov.

Corporate and Other Information

Oxbridge Re Holdings Limited (the “Company”) was incorporated as an exempted company on April 4, 2013 under the laws of the Cayman Islands. The Company directly owns 100% of the equity interest in Oxbridge Reinsurance Limited, an exempted entity incorporated on April 23, 2013 under the laws of the Cayman Islands and for which a Class “C” Insurer’s license was granted on April 29, 2013 under the provisions of the Cayman Islands Insurance Law. The Company also indirectly owns 80% of the equity interest in Oxbridge Re NS, an entity incorporated as an exempted company on December 22, 2017 under the laws of the Cayman Islands to function as a reinsurance sidecar facility and to increase the underwriting capacity of Oxbridge Reinsurance Limited. The Company also indirectly owns 80% of the equity interest in SurancePlus Inc. (“SurancePlus”), an entity incorporated as a business company on December 19, 2022 under the laws of the British Virgin Islands to issue digital securities. The Company and its subsidiaries (collectively “Oxbridge Re”) businesses are as follows: SurancePlus is a Web3-focused subsidiary that currently leverages blockchain technology to democratize access to high-return reinsurance contracts via digital securities; Oxbridge Reinsurance Limited is a licensed reinsurance subsidiary that provides reinsurance business solutions primarily to property and casualty insurers in the Gulf Coast region of the United States; and Oxbridge Re NS is a licensed reinsurance SPV/side car that provides third-party investors with access to reinsurance contracts with returns uncorrelated to the financial markets. The Company operates as a single business segment through its subsidiaries. The Company’s headquarters and principal executive offices are located at Suite 201, 42 Edward Street, George Town, Grand Cayman, Cayman Islands, and have their registered offices at P.O. Box 309, Ugland House, Grand Cayman, Cayman Islands. Our website is located at www.oxbridgere.com. Information contained on our website is not incorporated by reference into this prospectus, and such information should not be considered to be part of this prospectus.

The Company’s ordinary shares and warrants are listed on The NASDAQ Capital Market under the symbols “OXBR” and “OXBRW,” respectively.

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RISK FACTORS

Investing in our securities involves significant risks. Before making an investment decision, you should carefully consider the risks and other information we include or incorporate by reference in this prospectus and any prospectus supplement. In particular, you should consider the risk factors under the heading “Risk Factors” included in our most recent Annual Report on Form 10-K, as may be revised or supplemented by our subsequent Quarterly Reports on Form 10-Q or Current Reports on Form 8-K, each of which are on file with the SEC and are incorporated herein by reference, and which may be amended, supplemented or superseded from time to time by other reports we file with the SEC in the future. The risks and uncertainties we have described are not the only ones facing our company. Additional risks and uncertainties not currently known to us or that we currently deem immaterial may also affect our business operations. Additional risk factors may be included in a prospectus supplement relating to a particular offering of securities.

If any of these risks were to occur, our business, financial condition, results of operations or cash flows could be adversely affected. You could lose all or part of your investment. When we offer and sell any securities pursuant to a prospectus supplement, we may include additional risk factors relevant to that offering in the prospectus supplement.

USE OF PROCEEDS

Under this prospectus, we may offer and sell from time to time securities in one or more offerings in amounts, at prices and on terms determined at the time of the offering. Each time securities are sold using this prospectus, we will provide a supplement to this prospectus and possibly other offering materials containing specific information about the offering and the terms of the securities being sold, including the offering price. We will describe the use of the net proceeds from sales of the securities made using a prospectus supplement in the applicable prospectus supplement.

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DESCRIPTION OF Ordinary shares

The following description of our ordinary shares is a summary and does not purport to be complete. It is subject to and qualified in its entirety by reference to our Fourth Amended and Restated Memorandum and Articles of Association (“Articles”) which is filed as Exhibit 3.1 to the registration statement of which this prospectus forms a part.

General

The ordinary shares constitute common equity of our company. We are authorized to issue up to 50,000,000 ordinary shares, par value $0.001. As of the date hereof, our share capital consists of only the ordinary shares. However, subject to the provisions in the Articles and without prejudice to any rights of existing shares, the Board of Directors may create different classes of shares and may vary the rights of such classes of shares.

Dividends

The Board of Directors may declare dividends and other distributions out of funds legally available for dividends and in accordance with the Companies Act (As Revised) of the Cayman Islands (“Companies Act”) and the Articles. Our ability to pay dividends depends on the ability of Oxbridge Reinsurance Limited and/or Oxbridge Re NS, our wholly owned subsidiaries, to pay dividends to us. Oxbridge Reinsurance Limited and Oxbridge Re NS are subject to the Cayman Islands regulatory constraints that affect its ability to pay dividends to us. Under the Cayman Islands law and related regulations, both Oxbridge Reinsurance Limited and Oxbridge Re NS must maintain a minimum net worth and may not declare or pay dividends that would result in non-compliance with such requirements. In addition, under the Cayman Islands law, Oxbridge Reinsurance Limited or Oxbridge Re NS may not pay or declare a dividend unless immediately following the date on which the dividend is proposed to be paid by us, Oxbridge Reinsurance Limited or Oxbridge Re NS, as the case may be, are able to pay our or their debts as they fall due in the ordinary course of business. Accordingly, we may not be able to declare or pay dividends on the ordinary shares. Except as otherwise provided by the rights attached to any shares, the Board of Directors may deduct from any dividend or other distribution payable to any holder of our shares all sums of money payable by such holder to the company.

Voting

Holders of our ordinary shares are generally entitled to one vote per share, other than in circumstances set forth in the Articles. In certain circumstances, the total voting power of our ordinary shares held by any one person will be reduced to less than 9.9% of the total voting power of the total issued and outstanding ordinary shares. In the event a holder of our ordinary shares acquires shares representing 9.9% or more of the total voting power of our total ordinary shares, there will be an effective reallocation of the voting power of the ordinary shares as described in the Articles.

An ordinary resolution to be passed by the shareholders requires the affirmative vote of a simple majority of votes attached to the ordinary shares cast in a general meeting, while a special resolution requires the affirmative vote of no less than two-thirds of votes cast attached to the ordinary shares. A special resolution will be required for important matters such as a change of name or making changes to our Articles.

Selection of Directors

The number of directors may be increased or reduced by an ordinary resolution passed by a simple majority of the holders of our shares. Directors may be appointed by an ordinary resolution passed by a simple majority of the holders of our shares. However, the Board of Directors may also appoint an additional director, provided that the appointment does not cause the number of directors to exceed the number fixed in accordance with the Articles as the maximum number of directors.

Liquidation

On a return of capital on winding up or otherwise (other than on conversion, redemption, or purchase of ordinary shares), assets available for distribution among the holders of ordinary shares will be distributed among the holders of the ordinary shares on a pro rata basis. If our assets available for distribution are insufficient to repay all of the paid-up capital, the assets will be distributed so that the losses are borne by our shareholders proportionately.

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Preemptive Rights; Redemption Rights; Further Calls and Assessment

Although our Articles allow us to issue shares with preemptive rights and redemption rights provisions, the ordinary shares are not subject to any preemptive rights or redemption rights provisions.

Our Articles also permit our Board of Directors to make calls upon holders in respect of monies unpaid on their shares.

Variations of Rights of Shares

If at any time, our share capital is divided into different classes of shares, all or any of the special rights attached to any class of shares may, subject to the provisions of the Companies Act, be varied with the sanction of a special resolution passed at a general meeting of the holders of the shares of that class. Consequently, the rights of any class of shares cannot be detrimentally altered without a majority of two-thirds of the vote of all of the shares in that class. The rights conferred upon the holders of the shares of any class issued with preferred or other rights will not, unless otherwise expressly provided by the terms of issue of the shares of that class, be deemed to be varied by the creation or issue of further shares ranking pari passu with such existing class of shares.

General Meetings of Shareholders

Shareholders’ meetings may be convened by our Board of Directors. Additionally, on the requisition of shareholders representing not less than 66.66% of the voting rights entitled to vote at general meetings, the board shall convene an extraordinary general meeting. Advance notice of at least seven days is required for the convening of our annual general shareholders’ meeting and any other general meeting of our shareholders. A quorum required for a meeting of shareholders consists of at least two shareholders present or by proxy, representing not less than a majority in par value of the total issued voting shares in our company.

Proceedings of Board of Directors

Our Articles provide that our business is to be managed and conducted by our Board of Directors. The quorum necessary for the board meeting may be fixed by the board and, unless so fixed at another number, will be a majority of the directors.

Exempted Company

As a Cayman Islands exempted companies, each of Oxbridge Re Holdings Limited and Oxbridge Reinsurance Limited is prohibited from trading in the Cayman Islands with any person, firm or corporation except in furtherance of our business carried on outside the Cayman Islands.

Register of Members

Under Cayman Islands law, the register of members (shareholders) is prima facie evidence of title to shares and this register would not record a third-party interest in such shares. However, there are certain limited circumstances where an application may be made to a Cayman Islands court for a determination on whether the register of members reflects the correct legal position. Further, the Cayman Islands court has the power to order that the register of members maintained by a company be rectified where it considers that such register of members does not reflect the correct legal position. The register of members is not filed with, and it does not need to be approved by, the Cayman Islands authorities. Under Cayman Islands law, every person or entity that acquires our shares must have his, her or its name entered on our register of members in order to be considered a shareholder.

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Book-Entry Form

Individual certificates will not be issued for the ordinary shares. Instead, one or more global certificates are deposited by us with DTC and registered in the name of Cede & Co., as nominee for DTC. The global certificates evidence all of the ordinary shares outstanding at any time. Accordingly, holders of our shares are limited to (1) participants in DTC such as banks, brokers, dealers and trust companies (“DTC Participants”), (2) those who maintain, either directly or indirectly, a custodial relationship with a DTC Participant (“Indirect Participants”), and (3) those banks, brokers, dealers, trust companies and others who hold interests in the securities through DTC Participants or Indirect Participants. The securities are only transferable through the book-entry system of DTC. Holders who are not DTC Participants may transfer their securities through DTC by instructing the DTC Participant holding their securities (or by instructing the Indirect Participant or other entity through which their securities are held) to transfer the securities. Transfers will be made in accordance with standard securities industry practice.

Anti-Takeover Provisions

Some provisions of our Articles may discourage, delay or prevent a change of control of our company or management that shareholders may consider favorable, including provisions that:

●	authorize our Board of Directors to issue shares in one or more series and to designate the price, rights, preferences, privileges and restrictions of such shares without any further vote or action by our shareholders;
●	prohibit cumulative voting (the ordinary shares will generally be entitled to one vote per share other than in the circumstances noted in the Articles); and
●	establish requirements for proposing matters that can be acted on by shareholders at extraordinary general meetings.

However, under Cayman Islands law, our directors may only exercise the rights and powers granted to them under our Articles for a proper purpose and for what they believe in good faith to be in the best interests of our company.

Trading

Our ordinary shares are listed on the NASDAQ Capital Market under the symbol “OXBR”.

Transfer Agent and Registrar

The transfer agent and registrar for our ordinary shares is Broadridge Financial Solutions; telephone+1 800 353 0103.

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DESCRIPTION OF WARRANTS

Warrants

We may issue warrants that entitled the holder to purchase ordinary shares or other securities. Warrants may be issued independently or together with ordinary shares or other securities offered by any prospectus supplement and/or other offering material and may be attached to or separate from any such offered securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between us and a bank or trust company, as warrant agent, all as will be set forth in the prospectus supplement and/or other offering material relating to the particular issue of warrants. The warrant agent will act solely as our agent in connection with the warrants and will not assume any obligation or relationship of agency or trust for or with any holders of warrants or beneficial owners of warrants.

The following summary of certain provisions of the warrants does not purport to be complete and is subject to, and is qualified in its entirety by reference to, all provisions of the warrant agreements.

Reference is made to the prospectus supplement and/or other offering material relating to the particular issue of warrants offered pursuant to such prospectus supplement and/or other offering material for the terms of and information relating to such warrants, including, where applicable:

●	the number of shares of ordinary shares purchasable upon the exercise of warrants to purchase ordinary share and the price at which such number of ordinary share may be purchased upon such exercise;

●	the designation and number of units of other securities purchasable upon the exercise of warrants to purchase other securities and the price at which such number of units of such other securities may be purchased upon such exercise;

●	the date on which the right to exercise such warrants shall commence and the date on which such right shall expire;

●	Cayman Island tax consequences applicable to such warrants;

●	U.S. federal income tax consequences applicable to such warrants;

●	the number of warrants outstanding as of the most recent practicable date; and

●	any other terms of such warrants.

Warrants will be issued in registered form only. The exercise price for warrants will be subject to adjustment in accordance with provisions described in the applicable prospectus supplement and/or other offering material.

Each warrant will entitle the holder thereof to purchase such number of ordinary share or other securities at such exercise price as shall in each case be set forth in, or calculable from, the prospectus supplement and/or other offering material relating to the warrants, which exercise price may be subject to adjustment upon the occurrence of certain events as set forth in such prospectus supplement and/or other offering material. After the close of business on the expiration date, or such later date to which such expiration date may be extended by us, unexercised warrants will become void. The place or places where, and the manner in which, warrants may be exercised shall be specified in the prospectus supplement and/or other offering material relating to such warrants.

Prior to the exercise of any warrants to ordinary shares or other securities, holders of such warrants will not have any of the rights of holders of ordinary shares or other securities, as the case may be, purchasable upon such exercise, including the right to receive payments of dividends, if any, on the ordinary shares purchasable upon such exercise, or to exercise any applicable right to vote.

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DESCRIPTION OF UNITS

We may issue units consisting of any combination of the other types of securities offered under this prospectus in one or more series. We may evidence each series of units by unit certificates that we will issue under a separate agreement. We may enter into unit agreements with a unit agent. Each unit agent will be a bank or trust company that we select. We will indicate the name and address of the unit agent in the applicable prospectus supplement relating to a particular series of units.

The following description, together with the additional information included in any applicable prospectus supplement, summarizes the general features of the units that we may offer under this prospectus. You should read any prospectus supplement and any free writing prospectus that we may authorize to be provided to you related to the series of units being offered, as well as the complete unit agreements that contain the terms of the units. Specific unit agreements will contain additional important terms and provisions and we will file as an exhibit to the registration statement of which this prospectus is a part, or will incorporate by reference from another report that we file with the SEC, the form of each unit agreement relating to units offered under this prospectus.

If we offer any units, certain terms of that series of units will be described in the applicable prospectus supplement, including, without limitation, the following, as applicable:

●	the title of the series of units;

●	identification and description of the separate constituent securities comprising the units;

●	the price or prices at which the units will be issued;

●	the date, if any, on and after which the constituent securities comprising the units will be separately transferable;

●	a discussion of certain Cayman Islands tax considerations applicable to the units;

●	a discussion of certain United States federal income tax considerations applicable to the units; and

●	any other terms of the units and their constituent securities.

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PLAN OF DISTRIBUTION

We may sell securities in any one or more of the following ways from time to time: (1) through agents; (2) to or through underwriters; (3) through brokers or dealers; (4) directly to purchasers, including through a specific bidding, auction or other process; or (5) through a combination of any of these methods of sale. The applicable prospectus supplement and/or other offering materials will contain the terms of the transaction, the name or names of any underwriters, dealers, or agents and the respective amounts of securities underwritten or purchased by them, the initial public offering price of the securities, and the applicable agent’s commission, dealer’s purchase price or underwriter’s discount. Any dealers and/or agents participating in the distribution of the securities may be deemed to be underwriters, and compensation received by them on resale of the securities may be deemed to be underwriting discounts.

Any initial offering price, dealer purchase price, discount or commission may be changed from time to time.

The securities may be distributed from time to time in one or more transactions, at negotiated prices, at a fixed price or fixed prices (that may be subject to change), at market prices prevailing at the time of sale, at various prices determined at the time of sale or at prices related to prevailing market prices.

Offers to purchase securities may be solicited directly by us or by agents designated by us from time to time. Any such agent may be deemed to be an underwriter, as that term is defined in the Securities Act, of the securities so offered and sold.

If underwriters are utilized in the sale of any securities in respect of which this prospectus is being delivered, such securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at fixed public offering prices or at varying prices determined by the underwriters at the time of sale. Underwriters may offer securities to the public either through underwriting syndicates represented by managing underwriters or directly by one or more underwriters. If any underwriter or underwriters are utilized in the sale of securities, unless otherwise indicated in the applicable prospectus supplement and/or other offering material, the obligations of the underwriters are subject to certain conditions precedent, and the underwriters will be obligated to purchase all such securities if they purchase any of them.

If a dealer is utilized in the sale of the securities in respect of which this prospectus is delivered, we will sell such securities to the dealer, as principal. The dealer may then resell such securities to the public at varying prices to be determined by such dealer at the time of resale. Transactions through brokers or dealers may include block trades in which brokers or dealers will attempt to sell shares as agent but may position and resell as principal to facilitate the transaction or in cross trades, in which the same broker or dealer acts as agent on both sides of the trade. Any such dealer may be deemed to be an underwriter, as such term is defined in the Securities Act, of the securities so offered and sold.

Agents, underwriters and dealers may be entitled under relevant agreements with us to indemnification by us against certain liabilities, including liabilities under the Securities Act, or to contribution with respect to payments which such agents, underwriters and dealers may be required to make in respect thereof. The terms and conditions of any indemnification or contribution will be described in the applicable prospectus supplement and/or other offering material.

We may enter into derivative, sale or forward sale transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement and/or other offering material indicates, in connection with those transactions, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement and/or other offering material, including in short sale transactions and by issuing securities not covered by this prospectus but convertible into, exchangeable for or representing beneficial interests in securities covered by this prospectus, or the return of which is derived in whole or in part from the value of such securities. The third parties may use securities received under derivative, sale or forward sale transactions or securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of stock and may use securities received from us in settlement of those transactions to close out any related open borrowings of stock. The third party in such sale transactions will be an underwriter and will be identified in the applicable prospectus supplement (or a post-effective amendment) and/or other offering material.

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Underwriters, broker-dealers or agents may receive compensation in the form of commissions, discounts or concessions from us. Underwriters, broker-dealers or agents may also receive compensation from the purchasers of shares for whom they act as agents or to whom they sell as principals, or both. Compensation as to a particular underwriter, broker-dealer or agent will be in amounts to be negotiated in connection with transactions involving shares and might be in excess of customary commissions. In effecting sales, broker-dealers engaged by us may arrange for other broker-dealers to participate in the resales.

Any securities offered other than ordinary shares will be a new issue and other than the ordinary shares and the warrants, which are listed on The NASDAQ Capital Market, will have no established trading market. We may elect to list any series of securities on an exchange, and in the case of the ordinary shares, on any additional exchange, but, unless otherwise specified in the applicable prospectus supplement and/or other offering material, we shall not be obligated to do so. No assurance can be given as to the liquidity of the trading market for any of the securities.

Agents, underwriters and dealers may engage in transactions with, or perform services for, us and/or our subsidiaries in the ordinary course of business.

Any underwriter may engage in overallotment, stabilizing transactions, short covering transactions and penalty bids in accordance with Regulation M under the Exchange Act. Overallotment involves sales in excess of the offering size, which create a short position. Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum. Short covering transactions involve purchases of the securities in the open market after the distribution is completed to cover short positions. Penalty bids permit the underwriters to reclaim a selling concession from a dealer when the securities originally sold by the dealer are purchased in a covering transaction to cover short positions. Those activities may cause the price of the securities to be higher than it would otherwise be. If commenced, the underwriters may discontinue any of the activities at any time. An underwriter may carry out these transactions on The NASDAQ Capital Market, in the over-the-counter market or otherwise.

The place and time of delivery for securities will be set forth in the accompanying prospectus supplement and/or other offering material for such securities.

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LEGAL MATTERS

The validity of the units, ordinary shares, and warrants under Cayman Islands law will be passed upon for us by Maples and Calder (Cayman) LLP, our Cayman Islands legal counsel. That validity of the securities offered by this prospectus will be passed upon for any underwriters or agents by counsel named in the applicable prospectus supplement. The opinions of by Maples and Calder (Cayman) LLP and counsel for any underwriters or agents may be conditioned upon and may be subject to assumptions regarding future action required to be taken by us and any underwriters, dealers or agents in connection with the issuance of any securities. The opinions of by Maples and Calder (Cayman) LLP and counsel for any underwriters or agents may be subject to other conditions and assumptions, as indicated in the prospectus supplement.

EXPERTS

The consolidated financial statements incorporated in this prospectus by reference from our Annual Report on Form 10-K for the year ended December 31, 2024, have been audited by Hacker, Johnson & Smith P.A., our independent auditor, as stated in their report appearing therein. Such consolidated financial statements have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. We also filed a registration statement on Form S-3, including exhibits, under the Securities Act with respect to the securities offered by this prospectus. This prospectus is a part of the registration statement, but does not contain all of the information included in the registration statement or the exhibits. The SEC maintains a web site, www.sec.gov, that contains reports, proxy and information statements and other information regarding issuers that file electronically with the SEC. You may review the registration statement and any other document we file on the SEC’s web site. Our SEC filings are also available to the public on our website, http://www.oxbridgere.com/. The information on our website, however, is not, and should not be deemed to be, a part of this prospectus.

We are “incorporating by reference” specified documents that we file with the SEC, which means:

●	incorporated documents are considered part of this prospectus;

●	we are disclosing important information to you by referring you to those documents; and

●	information we file with the SEC will automatically update and supersede information contained in this prospectus.

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We incorporate by reference the documents listed below and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (other than current reports furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits filed in such forms that are related to such items unless such Form 8-K expressly provides to the contrary) after the date of filing of the registration statement of which this prospectus is a part and before the end of the offering of the securities pursuant to this prospectus:

●	Our Annual Report on Form 10-K for the fiscal year ended December 31, 2025, filed with the SEC on March 30, 2026;

	●	Our Amendment No. 1 to the Annual Report on Form 10-K/A for the fiscal year ended December 31, 2025, filed with the SEC on April 6, 2026.

●	our Quarterly Report on Form 10-Q for the period ended March 31, 2026 (as filed on May 11, 2026);

	●	portions of our Definitive Proxy Statement filed on April 28, 2026;

	●	our Current Reports on Form 8-K filed on February 13, 2026 and June 16, 2026,

●	The description of our ordinary shares contained in the Registration Statement on Form S-1 filed on January 27, 2014, and any amendments or reports filed for the purposes of updating such description; in the Fourth Amended and Restated Memorandum and Articles of Association filed with the Current Report on Form 8-K filed September 4, 2025, as Exhibit 3.1; and in Exhibit 4.3 to our Annual Report on Form 10-K for the year ended December 31, 2025 filed with the SEC on March 30, 2026, and any amendment that we may file in the future for the purpose of updating the description of our ordinary shares, and;

●	future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of filing of this Form S-3 and prior to the effectiveness of this Form S-3.

Any statement contained in this prospectus or in a document incorporated or deemed to be incorporated by reference into this prospectus will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or any other subsequently filed document that is deemed to be incorporated by reference into this prospectus modifies or supersedes the statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

We will provide to each person, including any beneficial owner, to whom a prospectus is delivered, a copy of any or all of the information that has been incorporated by reference in the prospectus but not delivered with the prospectus, at no cost, by oral or written request directed to us at the following address or telephone number:

Oxbridge RE Holdings Limited

Suite 201

42 Edward Street, George Town

P.O. Box 469

Grand Cayman, Cayman Islands

345 7497570

You should not assume that the information in this prospectus, any prospectus supplement and/or other offering material, as well as the information we file or previously filed with the SEC that we incorporate by reference in this prospectus, any prospectus supplement and/or other offering material, is accurate as of any date other than its respective date. Our business, financial condition, results of operations and prospects may have changed since that date.

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Up to $1,678,301

Oxbridge Re Holdings Limited

Ordinary Shares

PROSPECTUS SUPPLEMENT

Chardan Capital Markets LLC

June 22, 2026